Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

WELLS REAL ESTATE FUND I,

AS SELLER

AND

SCOTT & ASSOCIATES, INC.,

AS PURCHASER

SUITES 100, 130, 229, 230, 250, 326, 328 & 329

PACES PAVILION

ATLANTA, GEORGIA

September 5, 2006

PURCHASE AND SALE AGREEMENT
PACES PAVILION
ATLANTA, GEORGIA

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS		1
ARTICLE 2. PURCHASE AND SALE		7
2.1.	Agreement to Sell and Purchase the Property	7
2.2.	Permitted Exceptions	7
2.3.	Earnest Money	7
2.4.	Purchase Price	8
2.5.	Independent Contract Consideration	8
2.6.	Closing	8
ARTICLE 3. PURCHASER’S INSPECTION AND REVIEW RIGHTS		9
3.1.	Due Diligence Inspections.	9
3.2.	Deliveries by Seller to Purchaser; Purchaser’s Access to Property Records of Seller	10
3.3.	Condition of the Property	11
3.4.	Title and Survey	12
3.5.	Termination of Agreement	13
3.6.	Confidentiality	13
ARTICLE 4. REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS		14
4.1.	Representations and Warranties of Seller	14
4.2.	Knowledge Defined	17
4.3.	Covenants and Agreements of Seller	17
4.4.	Representations and Warranties of Purchaser	19
ARTICLE 5. CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS		19
5.1.	Seller’s Closing Deliveries	19
5.2.	Purchaser’s Closing Deliveries	21
5.3.	Closing Costs	22
5.4.	Prorations and Credits	23
ARTICLE 6. CONDITIONS TO CLOSING		25
6.1.	Conditions Precedent to Purchaser’s Obligations	25
6.2.	Conditions Precedent to Seller’s Obligations	26
ARTICLE 7. CASUALTY AND CONDEMNATION		26
7.1.	Casualty	26
7.2.	Condemnation	27
ARTICLE 8. DEFAULT AND REMEDIES		28
8.1.	Purchaser’s Default	28
8.2.	Seller’s Default	28
ARTICLE 9. ASSIGNMENT		29
9.1.	Assignment	29
ARTICLE 10. BROKERAGE COMMISSIONS		29
10.1.	Broker	29
ARTICLE 11. INDEMNIFICATION		30
11.1.	Indemnification by Seller	30
11.2.	Indemnification by Purchaser	30
11.3.	Limitations on Indemnification	30

PURCHASE AND SALE AGREEMENT
PACES PAVILION
ATLANTA, GEORGIA

11.4.	Survival	31
11.5.	Indemnification as Sole Remedy	31
ARTICLE 12. MISCELLANEOUS		31
12.1.	Notices	31
12.2.	Possession	32
12.3.	Time Periods	32
12.4.	Publicity	32
12.5.	Discharge of Obligations	33
12.6.	Severability	33
12.7.	Construction	33
12.8.	Sale Notification Letters	33
12.9.	Access to Records Following Closing	33
12.10.	General Provisions	33
12.11.	Like-Kind Exchange	34
12.12.	Attorney’s Fees	34
12.13.	Counterparts	35
12.14.	Effective Agreement	35

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SCHEDULE OF EXHIBITS

Exhibit “A”	Description of Real Property

Exhibit “B”	List of Personal Property

Exhibit “C”	List of Existing Commission Agreements

Exhibit “D”	Form of Escrow Agreement

Exhibit “E”	Property Tax Appeals

Exhibit “F”	Existing Surveys

Exhibit “G”	List of Leases

Exhibit “H”	Title Exceptions

Exhibit “I”	Exception Schedule

Exhibit “J”	List of Service Contracts

Exhibit “K”	Form of Tenant Estoppel Certificate

Exhibit “L”	Form of Association Estoppel Certificate

PURCHASE AND SALE AGREEMENT	Schedule of Exhibits
PACES PAVILION
ATLANTA, GEORGIA

SCHEDULE OF CLOSING DOCUMENTS

Schedule 1	Form of Assignment and Assumption of Lease

Schedule 2	Form of Assignment and Assumption of Service Contracts

Schedule 3	Form of Bill of Sale to Personal Property

Schedule 4	Form of General Assignment of Seller’s Interest in Intangible Property

Schedule 5	Form of Seller’s Affidavit (for Purchaser’s Title Insurance Purposes)

Schedule 6	Form of Seller’s Certificate (as to Seller’s Representations and Warranties)

Schedule 7	Form of Seller’s FIRPTA Affidavit

Schedule 8	Form of Purchaser’s Certificate (as to Purchaser’s Representations and Warranties)

Schedule 9	Form of Affidavit of Transferor’s Residence

PURCHASE AND SALE AGREEMENT	Schedule of Closing Documents
PACES PAVILION
ATLANTA, GEORGIA

PURCHASE AND SALE AGREEMENT

SUITES 100, 130, 229, 230, 250, 326, 328 & 329

PACES PAVILION

ATLANTA, GEORGIA

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made and entered into as of the 5th day of September, 2006, between WELLS REAL ESTATE FUND I, a Georgia limited partnership (“Seller”), and SCOTT & ASSOCIATES, INC., a Georgia corporation (together with its permitted successors and assigns, “Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller desires to sell that certain improved real property consisting of that certain Unit designated and described as “Convertible Space” under the Condominium Declaration and commonly known as Suites 100, 130, 229, 230, 250, 326, 328 & 329 at Paces Pavilion, Atlanta, Fulton County, Georgia, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

“Additional Earnest Money” shall mean the sum of One Hundred Thousand and No/100 Dollars ($100,000.00 U.S.).

“Assignment and Assumption of Leases” shall mean the form of assignment and assumption of Leases and Security Deposits and obligations under the Commission Agreements to be executed and delivered by Purchaser and Seller as to the Leases, Security Deposits and Commission Agreements at the Closing in the form attached hereto as SCHEDULE 1.

“Assignment and Assumption of Service Contracts” shall mean the form of assignment and assumption of Service Contracts to be executed and delivered by Purchaser and Seller as to the Service Contracts at the Closing in the form attached hereto as SCHEDULE 2.

“Association” shall mean Paces Pavillion Condominium Association, Inc.

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“Association Estoppel Certificate” shall mean the certificate to be sought from the Association in substantially the form attached hereto as EXHIBIT “L”.

“Basket Limitation” shall mean an amount equal to Twenty Thousand and No/100 Dollars ($20,000.00 U.S.).

“Bill of Sale” shall mean the form of bill of sale to the Personal Property to be executed and delivered to Purchaser by Seller at the Closing in the form attached hereto as SCHEDULE 3.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Georgia are authorized by law or executive action to close.

“Cap Limitation” shall mean an amount equal to One Hundred Twenty-Nine Thousand and No/100 Dollars ($129,000.00 U.S.).

“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

“Closing Date” shall have the meaning ascribed thereto in Section 2.6 hereof.

“Closing Documents” shall mean any certificate, instrument or other document delivered pursuant to this Agreement.

“Commission Agreements” shall have the meaning ascribed thereto in Section 4.1(f) hereof, and such agreements are more particularly described on EXHIBIT “C” attached hereto and made a part hereof.

“Condominium” shall mean the Paces Pavilion Condominium.

“Condominium Declaration” shall mean that certain Declaration of Condominium of Paces Pavillion Condominium dated November 10, 1987, recorded in Deed Book 11187, Page 22, of the Office of the Clerk of the Superior Court of Fulton County, Georgia (hereinafter called the “Original Declaration”), as amended by that certain Amendment No. 1 to the Declaration of Condominium of Paces Pavillion Condominium filed for record March 24, 1988, recorded in Deed Book 11396, Page 74, aforesaid records, that certain Amendment No. 2 to the Declaration of Condominium of Paces Pavillion Condominium filed for record January 4, 1990, recorded in Deed Book 13077, Page 243, aforesaid records, that certain Amendment No. 3 to the Declaration of Condominium of Paces Pavillion Condominium dated March 9, 1990, recorded in Deed Book 13261, Page 278, aforesaid records, and that certain Amendment No. 4 to the Declaration of Condominium of Paces Pavillion Condominium dated October 2, 2002, recorded in Deed Book 33265, Page 142, aforesaid records.

“Condominium Documents” shall mean the Condominium Declaration, the articles of incorporation and by-laws of the Association, the management agreement for the Condominium, the plats or plans of the portion of the real property subjected to the Condominium and the policies or certificates of insurance for the Association, and all other recorded documents pertaining to the Condominium, all as modified or amended from time to time.

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“Due Diligence Deliveries” shall have the meaning ascribed thereto in Section 3.2 hereof.

“Due Diligence Material” shall have the meaning ascribed thereto in Section 3.6 hereof.

“Earnest Money” shall mean the Initial Earnest Money, together with any Additional Earnest Money and Extension Earnest Money actually paid by Purchaser to Escrow Agent hereunder, and further together with all interest which accrues thereon as provided in Section 2.3 hereof and in the Escrow Agreement.

“Effective Date” shall mean the date upon which Seller and Purchaser shall have delivered a fully executed counterpart of this Agreement to the other, which date shall be inserted in the space provided on the cover page and page 1 hereof. For the purposes of determining the Effective Date, a facsimile or other electronic signature shall be deemed an original signature.

“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree now or hereafter relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (codified in various sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. § 201 et seq. and § 300 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2061 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. § 1100 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Occupational Safety & Health Act (29 U.S.C. § 655 et seq.), and any state and local environmental laws, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

“Escrow Agent” shall mean Chicago Title Insurance Company, at its office at 4170 Ashford Dunwoody Road, Suite 460, in Atlanta, Georgia, 30319.

“Escrow Agreement” shall mean that certain Escrow Agreement in the form attached hereto as EXHIBIT “D” entered into among Seller, Purchaser and Escrow Agent with respect to the Earnest Money.

“Existing Survey” shall mean that certain survey with respect to the applicable Real Property, as more particularly described on EXHIBIT “F” attached hereto and made a part hereof.

“Extension Earnest Money” shall have the meaning ascribed thereto in Section 2.6 hereof.

“FIRPTA Affidavit” shall mean the form of FIRPTA Affidavit to be executed and delivered to Purchaser at Closing in the form attached hereto as SCHEDULE 7.

“General Assignment” shall mean an assignment by Seller of its interest in the Intangible Property (being Seller’s interest in the Intangible Property being conveyed as a part of the

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Property), to be executed by Seller at Closing, substantially in the form attached hereto as SCHEDULE 4 and made a part hereto, with such changes thereto as may be agreed upon by Seller and Purchaser to convey the Intangible Property.

“Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).

“Initial Earnest Money” shall mean the sum of One Hundred Thousand and No/100 Dollars ($100,000.00 U.S.).

“Inspection Period” shall mean the period expiring at 5:00 P.M. Eastern Standard Time on September 25, 2006.

“Intangible Property” shall mean all intangible property, if any, owned by Seller and related to the Real Property, including, without limitation, the rights and interests, if any, in and to the following (to the extent assignable): (i) all assignable plans and specifications and other architectural and engineering plans for the Real Property located thereon; (ii) all assignable warranties and guaranties given or made in respect of the Real Property or Personal Property; (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Real Property located thereon; and (iv) all of the right, title and interest of Seller in and to all assignable Service Contracts that Purchaser agrees to assume (or is deemed to have agreed to assume).

“Land” shall mean that certain tract or parcel of land which has been subjected to the Condominium Declaration.

“Leases” shall mean the leases identified on EXHIBIT “G” attached hereto.

“Limited Warranty Deed” shall have the meaning ascribed thereto in Section 5.1(a).

“Losses” shall have the meaning ascribed thereto in Section 11.1 hereof.

“Monetary Objection” or “Monetary Objections” shall mean (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of the Property, (b) any mechanic’s, materialman’s or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent, and (d) any judgment of record against Seller in the county or other applicable jurisdiction in which the Property is located.

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“Other Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(q) hereof.

“Permitted Exceptions” shall mean (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, (b) the Leases, (c) such state of facts as would be disclosed by a current survey of the Real Property, (d) the Condominium Documents, (e) the matters set forth on EXHIBIT “H” attached hereto and made part hereof or otherwise disclosed in the Title Commitment issued with respect to the Real Property, and (f) such other easements, restrictions and encumbrances with respect to the Real Property that do not constitute Monetary Objections, and that are approved (or are deemed approved) by Purchaser in accordance with the provisions of Section 3.4 hereof.

“Personal Property” shall mean all furniture (including common area and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which is either licensed to a Wells Affiliate or which such Wells Affiliate deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Real Property situated thereon, including, without limitation, those specific items of personal property (if any) more particularly described on Exhibit “B” attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any appraisals, budgets, strategic plans, internal analyses, information regarding the marketing of the Property for sale, submissions relating to obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or similar information in the possession or control of any Wells Affiliate or any Wells Affiliate property manager which such Wells Affiliate reasonably deems proprietary) relating to the Real Property. The Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed to Purchaser subject to depletions, replacements and additions in the ordinary course of Seller’s business.

“Property” shall mean the Real Property, the Personal Property, the Intangible Property, and all right, title and interest of Seller as “landlord” or “lessor” in and to the Leases, any guaranties of the Leases and the Security Deposits with respect to the Real Property.

“Purchase Price” shall be the amount specified in Section 2.4 hereof.

“Purchaser-Related Entities” shall have the meaning ascribed thereto in Section 11.1 hereof.

“Purchaser Waived Breach” shall have the meaning ascribed thereto in Section 11.3 hereof.

“Purchaser’s Certificate” shall mean the form of certificate to be executed and delivered by Purchaser to Seller at the Closing with respect to the truth and accuracy of Purchaser’s warranties and representations contained in this Agreement (modified and updated as the circumstances require), in the form attached hereto as SCHEDULE 8.

“Purchaser’s Counsel” shall mean Schiff Hardin LLP, One Atlantic Center, Suite 2300, 1201 West Peachtree Street, Atlanta, Georgia 30329, Attention: Alexander W. Suto.

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“Real Property” shall mean that certain real property consisting of that certain Unit designated and described as “Convertible Space” as per plat recorded in Condominium Plat Book 9, Page 86, Fulton County, Georgia records, and according to the Condominium Declaration and commonly known as Suites 100, 130, 229, 230, 250, 326, 328 & 329 at Paces Pavilion, in Atlanta, Fulton County, Georgia, all as more particularly described on Exhibit “A” attached hereto and made a part hereof, together with all buildings, structures, fixtures and improvements now or on the Closing Date situated on the Real Property, and all rights, privileges and easements appurtenant to said real property, and all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Real Property.

“Seller-Related Entities” shall have the meaning ascribed thereto in Section 11.2 hereof.

“Seller’s Affidavit” shall mean the form of owner’s affidavit to be given by Seller at Closing to the Title Company with respect to the Property, in the form attached hereto as SCHEDULE 5.

“Seller’s Broker” shall mean Colliers Cauble & Co., a Georgia corporation.

“Seller’s Certificate” shall mean the form of certificate to be executed and delivered by Seller to Purchaser at the Closing with respect to the truth and accuracy of Seller’s warranties and representations contained in this Agreement (modified and updated as the circumstances require), in the form attached hereto as SCHEDULE 6.

“Seller’s Counsel” shall mean Troutman Sanders LLP, Bank of America Plaza, Suite 5200, 600 Peachtree Street, N.E., Atlanta, Georgia 30308-2216, Attention: John W. Griffin.

“Service Contracts” shall mean with respect to Seller and the Property all those certain contracts and agreements more particularly described as Service Contracts on EXHIBIT “J” attached hereto and made a part hereof.

“SNDA” or “SNDAs” shall mean the Subordination, Non-Disturbance and Attornment Agreements to be sought from the Tenants in a commercially reasonable form provided by a mortgagee providing financing to Purchaser for the acquisition of the Property.

“Survey” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Taxes” shall have the meaning ascribed thereto in Section 5.4(a) hereof.

“Tenant Estoppel Certificate” or “Tenant Estoppel Certificates” shall mean the certificates to be sought from the tenants under the leases in substantially the form attached hereto as EXHIBIT “K”.

“Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment and costs.

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“Tenant Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(p) hereof.

“Title Company” shall mean Chicago Title Insurance Company.

“Title Commitment” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Title Notice” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Wells Affiliate” and “Wells Affiliates” shall mean each and every one of Seller, Wells Capital, Inc., a Georgia corporation, and Wells Management, Inc., a Georgia corporation.

ARTICLE 2.

PURCHASE AND SALE

2.1.    Agreement to Sell and Purchase the Property.  Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the Property.

2.2.    Permitted Exceptions.  The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions.

2.3.    Earnest Money.

(a)    Within three (3) Business Days following the execution and delivery of this Agreement by Seller and Purchaser, Purchaser shall deliver the Initial Earnest Money to Escrow Agent by federal wire transfer, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement. The parties hereto mutually acknowledge and agree that time is of the essence in respect of Purchaser’s timely deposit of the Initial Earnest Money with Escrow Agent. If Purchaser fails to timely deposit the Initial Earnest Money with Escrow Agent, then, at the option of Seller, exercisable by written notice to Purchaser and Escrow Agent, this Agreement shall terminate, and no party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

(b)    On or before the expiration of the Inspection Period, Purchaser shall deliver the Additional Earnest Money to Escrow Agent by federal wire transfer, which Additional Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement. Seller and Purchaser mutually acknowledge and agree that time is of the essence in respect of Purchaser’s timely deposit of the Additional Earnest Money with Escrow Agent. If Purchaser fails to timely deposit the Additional Earnest Money with Escrow Agent, such failure shall be deemed to constitute the termination of the Agreement by Purchaser pursuant to Section 3.5 hereof, and Escrow Agent shall return the Earnest Money actually deposited with Escrow Agent (and any interest earned thereon) to Purchaser, and no party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

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(c)    The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. Interest and other income from time to time earned on the Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the Earnest Money hereunder shall be comprised of the Initial Earnest Money, the Additional Earnest Money (to the extent actually deposited by Purchaser with Escrow Agent as provided herein) and the Extension Earnest Money (to the extent actually deposited by Purchasers with Escrow Agent as provided in Section 2.6 hereof) and all such interest and other income.

2.4.     Purchase Price.  Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Property shall be the sum of FOUR MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,300,000.00 U.S.). The Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:

(a)    The Earnest Money shall be paid by Escrow Agent to Seller at Closing; and

(b)    At Closing, the balance of the Purchase Price, after applying, as partial payment of the Purchase Price the Earnest Money paid by Escrow Agent to Seller, and subject to prorations and other adjustments specified in this Agreement, shall be paid by Purchaser in immediately available funds to the Title Company, for further delivery to an account or accounts designated by Seller. If the Closing occurs, but the amount due from Purchaser pursuant to this Agreement is not received by Seller on or before the later of 3:00 p.m. Eastern Standard Time or in sufficient time for reinvestment on the Closing Date, all prorations under Section 5.4 shall be recalculated promptly after Closing so that the items for proration in Section 5.4 shall be prorated and adjusted as of 11:59 p.m. on the day preceding the Business Day upon which Seller actually receives the amount due from Purchaser pursuant to this Agreement, and Seller and Purchaser shall make such payments between them to give effect to such prorations and adjustments. The provisions of the preceding sentence of this Section 2.4(b) shall survive the Closing.

2.5.     Independent Contract Consideration.  In addition to, and not in lieu of the delivery to Escrow Agent of the Earnest Money, concurrently with Purchaser’s execution and delivery of this Agreement to Seller, Purchaser shall deliver to Seller Purchaser’s check, payable to the order to Seller, in the amount of One Hundred and No/100 Dollars ($100.00). Seller and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property pursuant to Article 3. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

2.6.     Closing.  Unless extended as provided in the following sentence, the consummation of the sale by Seller and purchase by Purchaser of the Property (the “Closing”) shall be held on or before October 10, 2006. Purchaser shall have the right to extend the final date for Closing to a date no later than November 9, 2006, by giving written notice of such extension to Seller on or before October 4, 2006 and by depositing with Escrow Agent the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Extension Earnest Money”) as additional “Earnest Money” under this Agreement. The Closing shall take place at an office in

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the metropolitan Atlanta, Georgia, area, and at such specific place, time and date (the “Closing Date”) as shall be designated by Purchaser in a written notice to Seller not less than three (3) Business Days prior to Closing. If Purchaser fails to give such notice of the Closing Date, the Closing shall be at the offices of the Title Company, 4170 Ashford Dunwoody Road, Suite 460, Atlanta, Georgia 30399, at 10:00 a.m. on October 10, 2006 (or November 9, 2006 if Purchaser shall have extended the final date for Closing as provided above). It is contemplated that the transaction shall be closed with the concurrent delivery of the documents of title and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Seller and Purchaser physically meet for the Closing, and all documents and funds to be delivered at the Closing shall be delivered to the Title Company unless the parties hereto mutually agree otherwise. Seller and Purchaser agree to use reasonable efforts to complete all requirements for the Closing prior to the Closing Date.

ARTICLE 3.

PURCHASER’S INSPECTION AND REVIEW RIGHTS

3.1.    Due Diligence Inspections.

(a)    From and after the Effective Date until the Closing Date or earlier termination of the inspection rights of Purchaser under this Agreement, Seller shall permit Purchaser and its authorized representatives to inspect the Property, to perform due diligence and environmental investigations, to examine the records of Seller with respect to the Property, and make copies thereof, at such times during normal business hours as Purchaser or its representatives may request. All such inspections shall be nondestructive in nature, and specifically shall not include any physically intrusive testing. After the expiration of the Inspection Period and the delivery by Purchaser of the Additional Ernest Money to Escrow Agent, Purchaser may show the Property to prospective tenants. All such inspections and tours under this Section 3.1(a) shall be performed in such a manner to minimize any interference with the business of the tenants under the Leases, and, in each case, in compliance with the rights and obligations of Seller as landlord under the Leases. Purchaser agrees that Purchaser shall make no contact with and shall not interview any tenants of the Property without the express prior approval of Seller, which approval shall not be unreasonably withheld, delayed or conditioned. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser’s expense. Seller reserves the right to have a representative present at the time of making any such inspection and tour and at the time of any interviews with the tenants of the Property. Purchaser shall notify Seller not less than two (2) Business Days in advance of making any such inspection or tour.

(b)    If the Closing is not consummated hereunder, Purchaser shall promptly deliver to Seller copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections; provided, however, that delivery of such copies and information shall be without warranty or representation whatsoever, express or implied, including, without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise. This Section 3.1(b) shall survive the termination of this Agreement.

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(c)    To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorney’s fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors. Said indemnification shall not extend to pre-existing conditions merely discovered by Purchaser. Said indemnification agreement shall survive the Closing, or earlier termination of this Agreement. Purchaser shall maintain and shall ensure that Purchaser’s consultants and contractors maintain commercial general liability insurance in an amount not less than $2,000,000, combined single limit, and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Property or any part thereof made on Purchaser’s behalf. Purchaser agrees to provide to Seller a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon the Property by Purchaser or its consultants or contractors, as the case may be, pursuant to this Section 3.1.

3.2.     Deliveries by Seller to Purchaser; Purchaser’s Access to Property Records of Seller.

(a)    Seller and Purchaser acknowledge that all of the following (the “Due Diligence Deliveries”) either have been or shall be delivered or made available to Purchaser to the extent the same are in the possession of Seller (and Purchaser further acknowledges that no additional items are required to be delivered by Seller to Purchaser except as may be expressly set forth in other provisions of this Agreement):

(i)	Copies of current property tax bills with respect to the Property.

(ii)	Copies of operating budgets for 2005 and 2006 and building operating expenses for 2004 and 2005 with respect to the Property.

(iii)	Copies of the Leases and any guarantees relating thereto existing as of the Effective Date.

(iv)	Copies of the Commission Agreements.

(v)	A copy of the Existing Survey.

(vi)	A copy of Seller’s existing title policy.

(vii)	Copies of any existing environmental reports in the possession of Seller with respect to the Property.

(viii)	Copies of the Condominium Declaration and other Condominium Documents in the possession of Seller with respect to the Property.

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In addition, if not currently attached as Exhibit “B” to this Agreement, Seller will provide to Purchaser a list of the Personal Property, if any, prior to the expiration of the Inspection Period.

(b)    From the Effective Date until the Closing Date, or earlier termination of this Agreement, Seller shall allow Purchaser and Purchaser’s representatives, on reasonable advance notice and during normal business hours, to have access to Seller’s existing non-confidential books, records and files relating to the Property, at the office of Seller at 6200 The Corners Parkway, Norcross, Georgia 30092, for the purpose of inspecting and (at Purchaser’s expense) copying the same, including, without limitation, copies of any financial statements or other financial information of the tenants under the Leases (and the lease guarantors, if any), written information relative to the tenants’ payment history, and tenant correspondence, to the extent Seller has the same in its possession; available surveys, construction plans and specifications, copies of any permits, licenses or other similar documents, available records of any operating costs and expenses and similar materials relating to the construction, operation, maintenance, repair, management and leasing of the Property, to the extent any or all of the same are in the possession of Seller, subject, however, to the limitations of any confidentiality or nondisclosure agreement to which Seller may be bound, and provided that Seller shall not be required to deliver or make available to Purchaser any appraisals, third party property condition reports obtained by Seller in connection with the Property, strategic plans for the Property, internal analyses, information regarding the marketing for sale of the Property, submissions relating to Seller’s obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller which Seller reasonably deems confidential or proprietary. Alternatively, at Purchaser’s request and at Purchaser’s cost and expense, and subject to the provisions hereof, Seller will make copies of non-confidential and non-proprietary due diligence materials relating to the Property as may be reasonably requested by Purchaser in writing and as may be in Seller’s possession, and will deliver the same to Purchaser. Purchaser acknowledges and agrees, however, that Seller makes no representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any of such records, evaluations, data, investigations, reports or other materials. If the Closing contemplated hereunder fails to take place for any reason, Purchaser shall promptly return (or certify as having destroyed) all copies of materials copied from the books, records and files of Seller or furnished by Seller or Seller’s representatives relating to the Property. It is understood and agreed that Seller shall not have any obligation to obtain, commission or prepare any such books, records, files, reports or studies not now in the possession or control of Seller.

3.3.    Condition of the Property.

(a)    Seller recommends that Purchaser employ one or more independent engineering and/or environmental professionals to perform engineering, environmental and physical assessments on Purchaser’s behalf in respect of the Property and the condition thereof. Purchaser and Seller mutually acknowledge and agree that, except for Seller’s representations and warranties contained herein and in any of the Closing Documents, the Property is being sold in an “AS IS” condition and “WITH ALL FAULTS,” known or unknown, contingent or existing. Purchaser has the sole responsibility to fully inspect the Property, to investigate all matters

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relevant thereto, including, without limitation, the condition of the Property, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Property. Effective as of the Closing and except as expressly set forth in this Agreement, Purchaser hereby waives and releases Seller and its partners and their respective officers, directors, shareholders, partners, agents, affiliates, employees and successors and assigns from and against any and all claims, obligations and liabilities arising out of or in connection with the Property.

(b)    To the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release Seller and its partners and their respective officers, directors, shareholders, partners, agents, affiliates and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Property or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Property or any adjacent property prior to or after the date hereof (collectively, “Environmental Liabilities”); provided, however, that the foregoing release as it applies to Seller and its partners and their respective officers, directors, shareholders, partners, agents, affiliates and employees, shall not release Seller from any Environmental Liabilities of Seller relating to any Hazardous Substances which may be placed, located or released on the Property by Seller after the date of Closing. The terms and provisions of this Section 3.3 shall survive the Closing.

3.4.    Title and Survey.  Purchaser shall order from the Title Company a preliminary owner’s title commitment with respect to the Property issued in favor of Purchaser (the “Title Commitment”). Purchaser shall request that the Title Company make copies of the Title Commitment, and copies of all underlying recorded exceptions referenced in the Title Commitment, available to Seller on the Title Company’s website. In addition, Purchaser may elect to obtain an ALTA as-built survey of the Land and the Property (the “Survey”), which Survey, if obtained by Purchaser, shall be certified to Purchaser, Seller and the Title Company. If the Survey is obtained by Purchaser, Purchaser shall promptly deliver a copy of the Survey to Seller. Purchaser shall have until September 19, 2006 to give written notice (the “Title Notice”) to Seller of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitment (or in the Survey if obtained by Purchaser) or otherwise in Purchaser’s examination of title. Seller shall have the right, but not the obligation (except as to Monetary Objections affecting the Property), to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects. Within three (3) Business Days after receipt of Purchaser’s Title Notice, Seller shall give written notice to Purchaser informing the Purchaser of Seller’s election with respect to such objections. If Seller fails to give written notice of election within such three (3) Business Day period, Seller shall be deemed to have elected not to attempt to cure the objections (other than Monetary Objections). If Seller elects to attempt to cure any objections, Seller shall be entitled to one or more reasonable adjournments of the Closing of up to but not beyond the tenth (10th) day following the initial date set for the Closing to attempt such cure, but, except for Monetary Objections affecting the Property, Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure. Except as to Monetary Objections affecting the Property, if Seller elects, or is deemed to have elected, not to cure any exceptions to title to which Purchaser has objected or if, after electing to attempt to

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cure, Seller determines that it is unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser’s sole remedy hereunder in such event shall be either (i) to accept title to the Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price, or (ii) to terminate this Agreement within three (3) Business Days after receipt of written notice from Seller either of Seller’s election not to attempt to cure any objection or of Seller’s determination, having previously elected to attempt to cure, that Seller is unable or unwilling to do so, whereupon Escrow Agent shall return the Earnest Money to Purchaser. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall be obligated to cure or satisfy all Monetary Objections affecting the Property at or prior to Closing, and Seller may use the proceeds of the Purchase Price at Closing for such purpose.

3.5.    Termination of Agreement.  Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser’s sole opinion and discretion, the suitability of the Property for acquisition by Purchaser or Purchaser’s permitted assignee. Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Seller of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.5, Escrow Agent shall pay the Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.5. The parties acknowledge that this Agreement shall not be void or voidable for lack of mutuality.

3.6.    Confidentiality.  All information acquired by Purchaser or any of its designated representatives (including by way of example, but not in limitation, the officers, directors, shareholders and employees of Purchaser, and Purchaser’s engineers, consultants, counsel and potential lenders, and the officers, directors, shareholders and employees of each of them) with respect to the Property, whether delivered by Seller or any representatives of Seller or obtained by Purchaser as a result of its inspection and investigation of the Property, examination of the books, records and files of Seller in respect of the Property, or otherwise (collectively, the “Due Diligence Material”) shall be used solely for the purpose of determining whether the Property is suitable for Purchaser’s acquisition and ownership thereof and for no other purpose whatsoever. Prior to Closing, the terms and conditions which are contained in this Agreement and all Due Diligence Material which is not published as public knowledge or which is not generally available in the public domain shall be kept in strict confidence by Purchaser and shall not be disclosed to any individual or entity other than to those authorized representatives of Purchaser and Purchaser’s prospective and actual counsel, accountants, professionals, consultants, attorneys and lenders, who need to know the information for the purpose of assisting Purchaser in evaluating the Property for Purchaser’s potential acquisition thereof; provided, however, that Purchaser shall have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement. Purchaser shall and hereby agrees to indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense that Seller may suffer or incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of the

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unpermitted disclosure of any of the Due Diligence Material to any individual or entity other than an appropriate representative of Purchaser and Purchaser’s prospective and actual counsel, accountants, professionals, consultants, attorneys and lenders and/or the use of any Due Diligence Material for any purpose other than as herein contemplated and permitted. The foregoing indemnity shall not extend to disclosure of any Due Diligence Material (i) as may be required by applicable law to be disclosed, or (ii) that is or becomes public knowledge other than by virtue of a breach of Purchaser’s covenant under this Section 3.6. If Purchaser or Seller elects to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will promptly return to Seller all Due Diligence Material in the possession of Purchaser and any of its representatives, and destroy all copies, notes or abstracts or extracts thereof, as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written or electronic form) containing or reflecting any Due Diligence Material. In the event of a breach or threatened breach by Purchaser or any of its representatives of this Section 3.6, Seller shall be entitled, in addition to other available remedies, to an injunction restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material and any of the terms and conditions of this Agreement. Nothing contained herein shall be construed as prohibiting or limiting Seller from pursuing any other available remedy, in law or in equity, for such breach or threatened breach. The provisions of this Section shall survive any termination of this Agreement.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

4.1.    Representations and Warranties of Seller.  Seller hereby makes the following representations and warranties to Purchaser:

(a)	Organization, Authorization and Consents.

(i)

Generally. Subject only to receiving the approval of Seller’s Investment Committee no later than August 31, 2006, Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms and provisions of this Agreement, to engage in the transaction contemplated in this Agreement and to perform and observe all of the terms and provisions hereof.

(ii)

Wells Real Estate Funds I. Wells Real Estate Fund I is a duly formed and validly existing limited partnership under the laws of the State of Georgia, whose general partners are Wells Capital, Inc. and Leo F. Wells, III.

(iii)	Wells Capital, Inc. Wells Capital, Inc. is a duly organized and validly existing corporation under the laws of the State of Georgia.

(b)    Action of Seller, Etc. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable

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against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)    No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller or the Property is bound.

(d)    Litigation.  To Seller’s knowledge, and except as disclosed on EXHIBIT “I” attached hereto, Seller has not received written notice of any pending or threatened suit, action or proceeding, which (i) if determined adversely to Seller, materially and adversely affects the use or value of or access to the Property, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property, or any portion thereof.

(e)    Existing Leases.  Other than the Leases listed on EXHIBIT “G” attached hereto, there is no contract or agreement with respect to the occupancy of the Property or any portion or portions thereof which will be binding on Purchaser or the Property after the Closing. The copies of the Leases heretofore delivered or made available by Seller to Purchaser are true, correct and complete copies thereof in all material respects, and the Leases have not been amended except as evidenced by amendments similarly delivered and listed on EXHIBIT “G” attached hereto and constitute the entire agreement between Seller and the tenants thereunder. Except as set forth in EXHIBIT “I” attached hereto, Seller has not given or received any written notice of any party’s default or failure to comply with the terms and provisions of the Leases which remains uncured.

(f)    Leasing Commissions.  To Seller’s knowledge, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof other than as disclosed in EXHIBIT “C” attached hereto (the “Commission Agreements”), and all leasing commissions and brokerage fees accrued or due and payable under the Commission Agreements as of the date hereof and at the Closing have been or shall be paid in full. Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the payment of all leasing commissions payable for (a) any new leases entered into after the Effective Date that have been approved (or deemed approved) by Purchaser, and (b) the renewal, expansion or extension of any Lease existing as of the Effective Date and exercised or effected after the Effective Date.

(g)    Management Agreement.  There is no agreement currently in effect and entered into by Seller relating to the management of the Property by any third party management company. Seller has provided to Purchaser a copy of the management agreement for the Condominium between the Association and Richmond Property Management, Inc. dated January 1, 2005.

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(h)    Taxes and Assessments.  Except as may be set forth on EXHIBIT “E” attached hereto and made a part hereof, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property, which are still pending.

(i)    Compliance with Laws.  To Seller’s knowledge, and except as set forth on EXHIBIT “I”, Seller has received no written notice alleging any violations of law (including any Environmental Law), municipal or county ordinances, or other legal requirements with respect to the Property where such violations remain outstanding.

(j)    Other Agreements.  To Seller’s knowledge, except for the Leases, the Commission Agreements, the Condominium Documents, and the Permitted Exceptions affecting the Property, there are no leases, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect that grant to any person or any entity (other than to Seller) any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property which will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to the expiration of the Inspection Period (or is deemed to have agreed to assume) or which are terminable upon thirty (30) days notice without payment of premium or penalty.

(k)    Seller Not a Foreign Person.  Seller is not a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(l)    Employees.  Seller has no employees to whom by virtue of such employment Purchaser will have any obligation after the Closing.

(m)    Environmental.  To Seller’s knowledge, or except as may be set forth in the Due Diligence Material, (i) Seller has no knowledge of the presence of any Hazardous Substances on or under the Land or the Property, other than such Hazardous Substances and in such amounts as are commonly used, stored and disposed of in the operation, repair and maintenance of a medical office building, or as may be used, stored and disposed of by the tenants under the Leases in the conduct of their businesses at the Land and the Property; (ii) Seller has not used and has no knowledge that any other person has used the Land or the Property for the generation, recycling, use, reuse, sale, storage, handling, transportation and/or disposal of any Hazardous Substances on or under the Land or the Property (except for such Hazardous Substances and in such amounts as are commonly used, stored and disposed of in the operation, maintenance and repair of a medical office building, or as may be used, stored and disposed of by the tenants under the Leases in the conduct of their businesses at the Land and the Property); and (iii) Seller has not received any written notification from any governmental authority as to any violations of or failure to comply with any Environmental Law with respect to the Land or the Property.

The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed made as of the date hereof and remade by Seller as of the Closing Date in all material respects, with the same force and effect as if made on, and as of, such date, subject to

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Seller’s right to update such representations and warranties by written notice to Purchaser and in the certificate of Seller to be delivered pursuant to Section 5.1(g) hereof.

Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller has not made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Property, whether made by Seller, on behalf of Seller, or otherwise, including, without limitation, the physical condition of the Property, the financial condition of the tenants under the Leases, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, past or future economic performance of the tenants under the Leases or the Property, and any other information pertaining to the Property or the market and physical environments in which the Property are located. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser’s own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on behalf of Seller. Purchaser will inspect the Property and become fully familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement, shall purchase the Property in its “as is” condition, “with all faults,” on the Closing Date. The provisions of this paragraph shall survive the Closing until the expiration of any applicable statute of limitations.

4.2.    Knowledge Defined.  All references in this Agreement to the “knowledge of Seller” or “to Seller’s knowledge” shall refer only to the actual knowledge of Jerry Banks, Vice President, Asset Management, who has been actively involved in the management of Seller’s business in respect of the Property. The term “knowledge of Seller” or “to Seller’s knowledge” shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other partner, beneficial owner, officer, director, agent, manager, representative or employee of Seller, or any of their respective affiliates, or to impose on either of the individuals named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of either of the individuals named above arising out of any representations or warranties made herein or otherwise.

4.3.    Covenants and Agreements of Seller.

(a)    Leasing Arrangements.  During the pendency of this Agreement, Seller will not enter into any lease affecting the Property, or modify or amend in any material respect, or terminate, the existing Leases without Purchaser’s prior written consent in each instance, which consent, prior to the end of the Inspection Period, shall not be unreasonably withheld, delayed or conditioned and which shall be deemed given unless withheld by written notice to Seller given within three (3) Business Days after Purchaser’s receipt of Seller’s written request therefor, each

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of which requests shall be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new lease that Seller wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Inducement Costs and leasing commissions associated with any proposed renewal or expansion of an existing Lease or with any such new lease, as well as any additional information regarding such proposed transaction as Purchaser may reasonably request. If Purchaser fails to notify Seller in writing of its approval or disapproval within said three (3) Business Day period, such failure by Purchaser shall be deemed to be the approval of Purchaser. After the end of the Inspection Period, Seller shall not enter into any lease affecting the Property, or modify or amend in any respect, or terminate the existing Leases without Purchaser’s prior written consent in each instance, which consent may be withheld in Purchaser’s sole discretion.

(b)    New Contracts.  During the pendency of this Agreement, Seller will not enter into any contract or agreement, or modify, amend, renew or extend any existing contract or agreement, that will be an obligation affecting or an encumbrance on title to the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance (which Purchaser agrees not to withhold or delay unreasonably), except contracts entered into in the ordinary course of business that are terminable without cause (and without penalty or premium) on thirty (30) days (or less) notice.

(c)    Operation of Property.  During the pendency of this Agreement, Seller shall continue to operate the Property in a good and businesslike fashion consistent with Seller’s past practices.

(d)    Insurance. During the pendency of this Agreement, Seller shall, at Seller’s expense, continue to maintain, or cause to be maintained, the insurance policies covering the Real Property owned by Seller as required by the terms of the Leases.

(e)    Tenant Estoppel Certificates.  Seller shall endeavor in good faith (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser a written Tenant Estoppel Certificate in the form attached hereto as EXHIBIT “K” (as the same may be modified upon the reasonable request of Purchaser submitted to Seller prior to September 13, 2006) signed by each of the Tenants; provided that delivery of such signed Tenant Estoppel Certificates shall be a condition of Closing only to the extent set forth in Section 6.1(c) hereof; and in no event shall the inability or failure of Seller to obtain and deliver said Tenant Estoppel Certificates (Seller having used its good faith efforts as set forth above as to the Tenants) be a default of Seller hereunder.

(f)    Subordination, Non-Disturbance and Attornment Agreements.  At the request of a mortgage lender providing financing to Purchaser for the acquisition of the Property, Seller shall endeavor in good faith (but without obligation to incur any cost or expense) to obtain and deliver to such mortgagee, on or before Closing, a written SNDA signed by each of the Tenants; provided that delivery of such signed SNDAs shall not be a condition of Closing; and in no event shall the inability or failure of Seller to obtain and deliver said SNDAs (Seller having used its good faith efforts as set forth above as to the Tenants) be a default of Seller hereunder.

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(g)    Association Estoppel Certificate.  Seller shall endeavor in good faith (but without any obligation to incur any cost or expense) to obtain and deliver to Purchaser a written Association Estoppel Certificate in the form attached hereto as EXHIBIT “L” signed on behalf of the Association and addressed to Seller and Purchaser (and also for the benefit of Purchaser’s lender); provided that only the inability or failure of Seller to obtain and deliver said Association Estoppel Certificate (Seller having used its good faith efforts as set forth above) be a default of Seller hereunder.

4.4.    Representations and Warranties of Purchaser.

(a)    Organization, Authorization and Consents.  Purchaser is a duly organized and validly existing corporation under the laws of the State of Georgia. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)    Action of Purchaser, Etc.  Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)    No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d)    Litigation.  To Purchaser’s knowledge, Purchaser has received no written notice that any action or proceeding is pending or threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date subject to Purchaser’s right to update such representations and warranties by written notice to Seller and in Purchaser’s certificate to be delivered pursuant to Section 5.2(e) hereof. The provisions of this paragraph shall survive the Closing for a period of one hundred eighty (180) days following the Closing, subject to Article 11 hereof.

ARTICLE 5.

CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

5.1.    Seller’s Closing Deliveries.  For and in consideration of, and as a condition precedent to Purchaser’s delivery to Seller of the Purchase Price, Seller shall obtain or execute

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and deliver to Purchaser at Closing the following documents with respect to the Property, all of which shall be duly executed, acknowledged and notarized where required:

(a)    Limited Warranty Deed.  A limited warranty deed in the form customarily used in the State of Georgia pursuant to which a grantor warrants title only as to parties claiming by, through or under the grantor but not otherwise, from Seller with respect to the Real Property owned by Seller (the “Limited Warranty Deed”), subject only to the Permitted Exceptions, and executed and acknowledged by Seller. The legal description of the Real Property owned by Seller set forth in the Limited Warranty Deed shall be based upon and conform to the applicable legal description attached hereto as EXHIBIT “A”. If and to the extent that any of the Permitted Exceptions requires the recitation or incorporation in any deed of any provisions of such Permitted Exception, the Limited Warranty Deed may conform to such requirements;

(b)    Assignment and Assumption of Leases.  Two (2) counterparts of the Assignment and Assumption of Leases, executed and acknowledged by Seller;

(c)    Assignment and Assumption of Service Contracts.  Two (2) counterparts of the Assignment and Assumption of Service Contracts, executed and acknowledged by Seller;

(d)    Bill of Sale.  The Bill of Sale, executed by Seller;

(e)    General Assignment.  The General Assignment, executed and acknowledged by Seller;

(f)    Seller’s Affidavit.  The Seller’s Affidavit, executed by an authorized officer of Seller;

(g)    Seller’s Certificate.  The Seller’s Certificate, executed by Seller;

(h)    FIRPTA Certificate.  The FIRPTA Affidavit, executed by Seller;

(i)    Affidavit of Transferor’s Residence.  An affidavit from Seller in the form attached hereto as SCHEDULE 9 confirming that Seller is a Georgia resident for purposes of O.C.G.A. § 48-7-128 so that proceeds from the sale of the Property are not subject to the withholding laws of the State of Georgia.

(j)    Evidence of Authority.  Such documentation as may reasonably be required by the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered on behalf of Seller;

(k)    Settlement Statement.  A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(l)    Surveys and Plans.  Such surveys, site plans, plans and specifications, and other matters relating to the Property as are in the possession of Seller to the extent not theretofore delivered to Purchaser;

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(m)    Certificates of Occupancy.  To the extent the same are in the possession of Seller, original or photocopies of certificates of occupancy for all space within the Real Property;

(n)    Leases.  To the extent the same is in the possession or control of Seller, an original executed counterpart of each of the Leases affecting the Property;

(o)    Tenant Estoppel Certificates and SNDAs.  Any originally executed Tenant Estoppel Certificates and SNDAs as may be in the possession of Seller;

(p)    Notices of Sale to Tenants.  Seller will join with Purchaser in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (each, a “Tenant Notice of Sale”), which Purchaser shall send to the tenants under the Leases informing the tenants of the sale of the Property and of the assignment to and assumption by Purchaser of Seller’s interest in the Leases and directing that all rent and other sums payable for periods after the Closing under the Leases shall be paid as set forth in said notice;

(q)    Notices of Sale to Service Contractors and Leasing Agents.  Seller will join with Purchaser in executing notices, in form and content reasonably satisfactory to Seller and Purchaser (the “Other Notices of Sale”), which Purchaser shall send to each service provider and leasing agent under the Service Contracts and Commission Agreements (as the case may be) assumed by Purchaser at Closing informing such service provider or leasing agent (as the case may be) of the sale of the Property and of the assignment to and assumption by Purchaser of Seller’s obligations under the Service Contracts and Commission Agreements arising after the Closing Date and directing that all future statements or invoices for services under such Service Contracts and/or Commission Agreements for periods after the Closing be directed to Seller or Purchaser as set forth in said notices;

(r)    Association Estoppel Certificate.  An original counterpart of the Association Estoppel Certificate, to the extent the same may be in the possession of Seller;

(s)    Keys and Records.  All of the keys to any door or lock on the Property and the original tenant files and other non-confidential books and records (excluding any appraisals, budgets, third party reports obtained by Seller in connection with the Property (other than the Existing Environmental Reports), strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller which Seller reasonably deems proprietary) relating to the Property in the possession of Seller; and

(t)    Other Documents.  Such other documents as shall be reasonably requested by the Title Company or Purchaser’s Counsel to effectuate the purposes and intent of this Agreement.

5.2.    Purchaser’s Closing Deliveries.  Purchaser shall obtain or execute and deliver to Seller at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

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(a)    Assignment and Assumption of Leases.  Two (2) counterparts of the Assignment and Assumption of Leases, executed and acknowledged by Purchaser;

(b)    Assignment and Assumption of Service Contracts.  Two (2) counterparts of the Assignment and Assumption of Service Contracts, executed and acknowledged by Purchaser;

(c)    Purchaser’s Certificate.  The Purchaser’s Certificate, executed by Purchaser;

(d)    Notices of Sale to Tenants.  The Tenant Notices of Sale, executed by Purchaser, as contemplated in Section 5.1(p) hereof;

(e)    Notices of Sale to Service Contractors and Leasing Agents.  The Other Notices of Sale to service providers and leasing agents, as contemplated in Section 5.1(q) hereof;

(f)    Settlement Statement  A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(g)    Evidence of Authority.  A copy of resolutions of the Board of Directors of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser to be in force and unmodified as of the date and time of Closing, authorizing the purchase contemplated herein, the execution and delivery of the documents required hereunder, and designating the signatures of the persons who are to execute and deliver all such documents on behalf of Purchaser or if Purchaser is not a corporation, such documentation as Seller may reasonably require to establish that this Agreement, the transaction contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered; and

(h)    Other Documents.  Such other documents as shall be reasonably requested by the Title Company or Seller’s Counsel to effectuate the purposes and intent of this Agreement.

5.3.    Closing Costs.  Seller shall pay the attorneys’ fees of Seller, the brokerage commission due Seller’s Broker pursuant to Section 10.1 of this Agreement with respect to the sale of the Property, the cost of the transfer taxes imposed upon the conveyance of the Property and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Seller and Purchaser shall each pay one-half of any escrow closing fees charged by the Title Company. Purchaser shall pay the cost of recording the Limited Warranty Deed, the costs of all title examination fees and expenses and title insurance premiums payable with respect to the owner’s title insurance policy issued by the Title Company to Purchaser, the cost of all endorsements to Purchaser’s owner’s title insurance policy, the costs of issuing and title insurance premiums for any mortgagee title insurance policy obtained by Purchaser, the cost of the Survey, all other recording fees on all instruments to be recorded in connection with these transactions, the attorneys’ fees of Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser’s due diligence inspection of the Property (including without limitation appraisal costs, environmental audit and assessment costs, and engineering review costs) and in closing and consummating the purchase and sale of the Property pursuant hereto.

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5.4.    Prorations and Credits.  The following items in this Section 5.4 shall be adjusted and prorated between Seller and Purchaser as of 11:59 P.M. on the day preceding the Closing, based upon the actual number of days in the applicable month or year:

(a)    Taxes.  All general real estate taxes imposed by any governmental authority (“Taxes”) for the year in which the Closing occurs shall be prorated between Purchaser and Seller with respect to the Property as of the Closing. If the Closing occurs prior to the receipt by Seller of the tax bill for the Property for the calendar year or other applicable tax period in which the Closing occurs, Taxes with respect to the Property shall be prorated for such calendar year or other applicable tax period based upon the prior year’s tax bill. Taxes for any year prior to the year in which the Closing occurs are the responsibility of Seller. If the Taxes for calendar year 2003 are still under appeal as of the Closing Date, and if less than 100% of the taxes billed for 2003 were paid by Seller, the difference between the taxes billed and the taxes paid for 2003 shall be escrowed at Closing to assure the availability of funds to pay the balance of the taxes due if the appeal shall fail.

(b)    Reproration of Taxes.  Within thirty (30) days of receipt of final bills for Taxes, the party receiving said final tax bills shall furnish copies of the same to the other party and shall prepare and present to such other party a calculation of the reproration of such Taxes based upon the actual amount of such Taxes for the year. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser’s calculation and appropriate back-up information. The provisions of this Section 5.4(b) shall survive the Closing for a period of one (1) year after the Closing Date.

(c)    Rents, Income and Other Expenses.  Rents and any other amounts paid to Seller by the tenants under the Leases (and any new lease entered into in accordance with the terms of this Agreement) shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser’s review and approval prior to Closing. Seller and Purchaser shall prorate all rents, additional rent, common area maintenance charges, operating expense contributions, tenant reimbursements and escalations, and all other payments under the Leases (and any such new lease) received as of the Closing Date so that at Closing Seller will receive monthly basic rent payments through the day prior to the Closing Date and so that Seller will receive reimbursement for all expenses paid by Seller through the day prior to the Closing Date for which Seller is entitled to reimbursement under the Leases (and any such new lease) (including, without limitation, Taxes) (such expenses shall be reasonably estimated if not ascertainable as the Closing Date and then shall be re-adjusted as provided in (f) below when actual amounts are determined), and so that the excess, if any, is credited to Purchaser. Purchaser agrees to pay to Seller, upon receipt, any rents or other payments by the tenants under the Leases with respect to the Property that apply to periods prior to Closing but which are received by Purchaser after Closing; provided, however, that any rents or other payments by such tenants received by Purchaser after Closing shall be applied first to any current amounts then owed to Purchaser by such tenants, with the balance, if any, paid over to Seller to the extent of delinquencies existing on the date of Closing to which Seller is entitled. It is understood and agreed that Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Leases of Seller or any portion thereof which are delinquent or past due as of the Closing Date; but Purchaser agrees that Purchaser shall send

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monthly notices for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date. Seller hereby retains its right to pursue the tenants under the Leases for sums due Seller for periods attributable to Seller’s ownership of the Property, but in no event shall Seller be permitted to seek eviction of such tenants or the termination of their Leases. The provisions of this Section 5.4(c) shall survive the Closing.

(d)    Tenant Inducement Costs.  Seller shall pay all such Tenant Inducement Costs and leasing commissions payable under the Leases with respect to all expansions or renewals of any Lease exercised prior to the Effective Date. If said amounts have not been paid in full on or before Closing, Purchaser shall receive a credit against the Purchase Price in the aggregate amount of all such Tenant Inducement Costs and leasing commissions remaining unpaid at Closing, and Purchaser shall assume the obligation to pay amounts payable after Closing up to the amount of such credit received at Closing. In furtherance of the preceding sentence, Seller agrees to provide a credit to Purchaser at Closing in the amount of the remaining unpaid balance as of the Closing of the tenant improvement allowances provided by Seller under the Lease with Eye Consultants of Atlanta, P.C. and under the Lease with Eye Consultants of Atlanta/Piedmont System Ambulatory Surgery Center LLC. Except as may be specifically provided to the contrary elsewhere in this Agreement, Purchaser shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions (i) as a result of any renewals or extensions or expansions of the existing Leases entered into or exercised after the Effective Date hereof with the approval of Purchaser as set forth in this Agreement, and (ii) under any new leases approved or deemed approved by Purchaser in accordance with Section 4.3(a). The provisions of this Section 5.4(d) shall survive the Closing.

(e)    Security Deposits.  Purchaser shall receive at Closing a credit with respect to the Purchase Price for all security deposits transferred and assigned to Purchaser at Closing in connection with the Leases affecting the Property, together with a detailed inventory of such security deposits certified by Seller at Closing.

(f)    Operating Expenses; Year End Reconciliation.  Personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, assessments under the Condominium Declaration, and normally prorated operating expenses actually paid or payable by Seller as of the Closing Date with respect to the Property shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such expenses which may have accrued or been incurred prior to the Closing Date, but which were not paid as of the Closing Date. In addition, within ninety (90) days after the close of the fiscal year used in calculating the pass-through to the tenants of operating expenses and/or common area maintenance costs under the Leases affecting the Property (where such fiscal year includes the Closing Date), Seller and Purchaser shall re-prorate on a fair and equitable basis all rents and income prorated pursuant to this Section 5.4 as well as all expenses prorated pursuant to this Section 5.4. All prorations of rent and other income shall be made based on the cumulative amounts collected from the tenants under the Leases in such fiscal year and applied first to actual expense amounts paid by Seller prior to the Closing Date and then to Purchaser for actual expense amounts paid by Purchaser from and after the Closing Date. After Closing, to the extent Seller (and not the Association) has liability for water, sewer and utilities charges attributable to

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the Property, Seller shall continue to be responsible for the payment of all water, sewer and utility charges related to the ownership and operation of the Property for all periods prior to the Closing. The provisions of this Section 5.4(f) shall survive the Closing.

ARTICLE 6.

CONDITIONS TO CLOSING

6.1.    Conditions Precedent to Purchaser’s Obligations.  The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date:

(a)    Seller shall have performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement;

(b)    All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Seller’s knowledge and without modification (by update or otherwise, as provided in Section 5.1(g) hereof); and

(c)    Tenant Estoppel Certificates from the two largest tenants plus such additional tenants which, together with the two largest tenants, lease 80% of the total leased space within the Real Property shall have been delivered to Purchaser, with each such estoppel certificate (i) to be substantially in the form attached hereto as EXHIBIT “K”; (ii) to confirm the terms of the applicable Lease as contained in the copies of the Leases obtained by or delivered to Purchaser, and (iii) to confirm the absence of any defaults under the applicable Lease as of the date thereof. The delivery of said Tenant Estoppel Certificates from such requisite number of tenants under the Leases shall be a condition of Closing, and the failure or inability of Seller to obtain and deliver said Tenant Estoppel Certificates from any tenant, Seller having used its good faith efforts to obtain the same from such tenant(s) under the Leases, shall not constitute a default by Seller under this Agreement.

(d)    Purchaser shall have obtained the Association Estoppel Certificate from the Association substantially in the form attached hereto as EXHIBIT “L”.

(e)    The Property and the common elements of the Condominium shall be in substantially the same physical condition as they are as of the Effective Date, ordinary wear and tear and damage by casualty excepted (it being acknowledged that damage to the Property by casualty is governed by Section 7.1 hereof).

In the event any condition in this Section 6 has not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date (as the same may be extended or postponed as provided in this Agreement), Purchaser shall have the right, in its sole discretion, to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this

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Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

6.2.    Conditions Precedent to Seller’s Obligations.  The obligations of Seller hereunder to consummate the transactions contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing (or at such earlier time as may be provided below), any of which may be waived by Seller in Seller’s sole discretion by written notice to Purchaser at or prior to the Closing Date:

(a)    Purchaser shall have paid and Seller shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;

(b)    Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement;

(c)    All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Purchaser’s knowledge and without modification (by update or otherwise, as provided in Section 5.2(c) hereof); and

(d)    The approval no later than August 31, 2006 of the transactions contemplated hereunder by the Investment Committee of Seller.

ARTICLE 7.

CASUALTY AND CONDEMNATION

7.1.    Casualty.  Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any immaterial damage or destruction to the Property owned by Seller or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, and Seller will assign to Purchaser at the Closing Seller’s rights to receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds), and Purchaser shall assume responsibility for such repair and shall receive a credit at Closing for any deductible amount under said insurance policies maintained by Seller. For purposes of this Agreement, the term “immaterial damage or destruction” shall mean such instances of damage or destruction of the subject Property: (i) which can be repaired or restored at a cost of $250,000.00 or less; (ii) which can be restored and repaired within one hundred eighty (180) days from the date of such damage or destruction; and (iii) which are not so extensive as to allow more than two tenants of the Property, or tenants leasing more than 9,500 square feet of rentable area in the aggregate, to terminate their Leases or abate or reduce rent payable thereunder (unless business loss or rent loss insurance shall be available in the full amount of such abatement or reduction, subject to applicable deductibles) on account of such damage or destruction.

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In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, whereupon Seller will assign to Purchaser at the Closing the rights of Seller to receive any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration), and Purchaser shall assume responsibility for such repair and shall receive a credit at Closing for any deductible amount under said insurance policies maintained by Seller. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from the applicable insurers. For purposes of this Agreement “material damage or destruction” shall mean all instances of damage or destruction that are not immaterial, as defined herein.

7.2.    Condemnation.  If, prior to the Closing, all or any part of the Land or the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Land or the Property is contemplated by a body having the power of eminent domain (collectively, a “Taking”), Seller shall give Purchaser immediate written notice of such Taking. In the event of any immaterial Taking with respect to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement. For purposes of this Agreement, the term “immaterial Taking” shall mean such instances of Taking of the Land or the Property: (i) which do not result in a taking of any portion of the building structure of the building occupied by tenants on the Property; (ii) which do not result in a decrease in the number of parking spaces on the Land (taking into account the number of additional parking spaces that can be provided within 180 days of such Taking); and (iii) which are not so extensive as to allow more than two tenants of the Property to terminate their Leases or abate or reduce rent payable thereunder [unless business loss or rent insurance (subject to applicable deductibles) or condemnation award proceeds shall be available in the full amount of such abatement or reduction, and Purchaser shall receive a credit at Closing for such deductible amount] on account of such Taking.

In the event of any material Taking of the Land or the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within thirty (30) days after receipt of such notice from Seller, elect to terminate this Agreement, or Purchaser may choose to proceed to close. If Purchaser chooses to terminate this Agreement in accordance with this Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement

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which by their express terms survive the termination of this Agreement. For purposes of this Agreement “material Taking “ shall mean all instances of a Taking that are not immaterial, as defined herein.

If Purchaser does not elect to, or has no right to, terminate this Agreement in accordance herewith on account of a Taking, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such Taking. At such time as all or a part of either Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as provided in this Section 7.2, and provided that the Inspection Period has expired, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser’s prior written consent thereto in each case.

ARTICLE 8.

DEFAULT AND REMEDIES

8.1.    Purchaser’s Default.  If Purchaser defaults under this Agreement or otherwise fails to consummate this transaction for any reason other than the default of Seller, failure of a condition to Purchaser’s obligation to close, or the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as their sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of the probable loss of Seller in the event of default by Purchaser. The retention by Seller of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is the sole and exclusive remedy of Seller in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenant that they shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. The foregoing liquidated damages provision shall not apply to or limit Purchaser’s liability for Purchaser’s obligations under Sections 3.1(b), 3.1(c), 3.6 and 10.1 of this Agreement or for Purchaser’s obligation to pay to Seller all attorneys’ fees and costs of Seller to enforce the provisions of this Section 8.1. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds the actual damages of Seller or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.

8.2.    Seller’s Default.  If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as expressly provided herein, Purchaser shall be entitled, as its

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sole remedy, either (a) to receive the return of the Earnest Money from Escrow Agent, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of the obligation of Seller to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder; provided, however, if Seller shall have conveyed title to the Property to another party or intentionally and knowingly taken any other action to defeat the remedy of specific performance, Purchaser shall be entitled to seek actual damages from Seller. Purchaser expressly waives its rights to seek damages in the event of the default of Seller hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money from Escrow Agent if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction, on or before sixty (60) days following the date upon which the Closing was to have occurred.

ARTICLE 9.

ASSIGNMENT

9.1.    Assignment.  Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other, except in accordance with Section 12.11. Notwithstanding the foregoing to the contrary, this Agreement and all of Purchaser’s rights hereunder may be transferred and assigned to any entity controlling, controlled by or under common control with Purchaser. Any assignee or transferee under any such assignment or transfer by Purchaser as to which the written consent of Seller has been given or as to which the consent of Seller is not required hereunder shall expressly assume all of Purchaser’s duties, liabilities and obligations under this Agreement (whether arising or accruing prior to or after the assignment or transfer) by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer. Upon the assignment of all of Purchaser’s rights hereunder made with the written consent of Seller or as to which the consent of Seller is not required hereunder, and the assumption by the assignee of all of Purchaser’s duties, liabilities and obligations under this Agreement as aforesaid, the original Purchaser shall thereafter be relieved of any duties and obligations hereunder; provided, however, no assignment or transfer shall relieve the original Purchaser of its indemnity obligations under Sections 31 and 10.2 hereof, and the written assignment and assumption agreement shall expressly so provide. For purposes of this Section 9.1, the term “control” shall mean the ownership of at least fifty percent (50%) of the applicable entity. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

ARTICLE 10.

BROKERAGE COMMISSIONS

10.1.    Broker.  Upon the Closing, and only in the event of the Closing and the funding of the Purchase Price by Purchaser, Seller shall pay a brokerage commission to Seller’s Broker pursuant to a separate agreement between Seller and Seller’s Broker. Seller’s Broker is

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representing Seller in this transaction. Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller, including any claim asserted by Seller’s Broker. Likewise, Purchaser shall and does hereby indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing until the expiration of any applicable statute of limitations and shall survive any earlier termination of this Agreement.

ARTICLE 11.

INDEMNIFICATION

11.1.    Indemnification by Seller.  Following the Closing and subject to Sections 11.3 and 11.4, Seller shall indemnify and hold Purchaser, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Purchaser-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way relating to, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Seller contained in this Agreement which survives the Closing or in any Closing Document.

11.2.    Indemnification by Purchaser.  Following the Closing and subject to Sections 11.3 and 11.4, Purchaser (and Purchaser’s permitted assignees to whom any rights of Purchaser are assigned pursuant to Section 9.1 hereof) shall indemnify and hold Seller, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Seller-Related Entities”) harmless from any and all Losses arising out of, or in any way relating to, (a) any breach of any representation or warranty by Purchaser contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Purchaser contained in this Agreement which survives the Closing or in any Closing Documents.

11.3.    Limitations on Indemnification.  Notwithstanding the foregoing provisions of Section 11.1, (a) Seller shall not be required to indemnify Purchaser or any Purchaser-Related Entities under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 11.1 above exceeds the Basket Limitation and in such event, Seller shall be responsible for only the amount in excess of the Basket Limitation,

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PACES PAVILION
ATLANTA, GEORGIA

(b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 11.1 above exceed in the aggregate the Cap Limitation, (c) if prior to the Closing, Purchaser obtains knowledge in writing of any inaccuracy or breach of any representation, warranty or covenant of Seller contained in this Agreement (a “Purchaser Waived Breach”) and nonetheless proceeds with and consummates the Closing, then Purchaser and any Purchaser-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article 11 for, or any other claim or cause of action under this Agreement, at law or in equity on account of any such Purchaser Waived Breach, and (d) notwithstanding anything herein to the contrary, the Basket Limitation and the Cap Limitation shall not apply with respect to Losses suffered or incurred as a result of breaches of any covenant or agreement of Seller set forth in Section 5.3, Section 5.4 or Section 10.1 of this Agreement.

11.4.    Survival.  The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive for 180 days following the Closing, unless a longer or shorter survival period is expressly provided for in this Agreement, or unless on or before the date that is the 180th day following the Closing, Purchaser or Seller, as the case may be, delivers written notice to the other party of such alleged breach specifying with reasonable detail the nature of such alleged breach and files an action with respect thereto within one hundred twenty (120) days after the giving of such notice.

11.5.    Indemnification as Sole Remedy.  If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, or covenant or other provision of this Agreement or any Closing Document which survives the Closing shall be the indemnifications provided for under Section 3.1(c), Section 10.1, and this Article 11.

ARTICLE 12.

MISCELLANEOUS

12.1.    Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile or other electronic transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	Scott & Associates, Inc.
1200 Lake Hearn Drive
Suite 275
Atlanta, Georgia 30342
Attention: M. Hugh Scott, Jr.
Facsimile: (404) 252-0600
Email: hughscott@scottre.com

with a copy to:	Schiff Hardin LLP
One Atlantic Center

PURCHASE AND SALE AGREEMENT	31
PACES PAVILION
ATLANTA, GEORGIA

Suite 2300
1201 West Peachtree Street
Atlanta, Georgia 30309
Attention: Alexander W. Suto
Facsimile: (404) 437-7100
Email: asuto@schiffhardin.com

SELLER:	Wells Real Estate Fund I
c/o Wells Real Estate Funds
6200 The Corners Parkway
Norcross, Georgia 30092
Attention: Mr. F. Parker Hudson
Facsimile: (770) 243-4684
Email: parker.hudson@wellsref.com

with a copy to:	Troutman Sanders LLP
Suite 5200
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216
Attn: John W. Griffin
Facsimile: (404) 962-6577
Email: john.griffin@troutmansanders.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) Business Day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or other electronic transmission shall be deemed effectively given or received on the day of such electronic transmission of such notice or other communication and confirmation of such transmission if transmitted and confirmed prior to 6:00 p.m. local Atlanta, Georgia time on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission. Refusal to accept delivery shall be deemed delivered. Any notice may be given by a party’s attorney.

12.2.    Possession.  Full and exclusive possession of the Property, subject to the Permitted Exceptions applicable to the Property and the rights of the tenants under the Leases, shall be delivered by Seller to Purchaser on the Closing Date.

12.3.    Time Periods.  If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

12.4.    Publicity.  The parties agree that, prior to Closing, and except for disclosures required by law or governmental regulations applicable to such party, no party shall, with respect

PURCHASE AND SALE AGREEMENT	32
PACES PAVILION
ATLANTA, GEORGIA

to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto. No party shall record this Agreement or any notice hereof.

12.5.    Discharge of Obligations.  The acceptance by Purchaser of the Limited Warranty Deed hereunder shall be deemed to constitute the full performance and discharge of each and every warranty and representation made by Seller and Purchaser herein and every agreement and obligation on the part of Seller and Purchaser to be performed pursuant to the terms of this Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.

12.6.    Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

12.7.    Construction.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

12.8.    Sale Notification Letters.  Promptly following the Closing, Purchaser shall deliver the Tenant Notices of Sale to the tenants under the Leases, and the Other Notices of Sale to each service provider and leasing agent, the obligations under whose respective Service Contracts and Commission Agreements Purchaser has assumed at Closing.

12.9.    Access to Records Following Closing.  Purchaser agrees that for a period of twenty-four (24) months following the Closing, Seller shall have the right during regular business hours, on five (5) days’ written notice to Purchaser, and at Seller’s sole cost, to examine and review at Purchaser’s office (or, at Purchaser’s election, at the Property), the books and records of Seller relating to the ownership and operation of the Property which were delivered by Seller to Purchaser at the Closing. Likewise, Seller agrees that for a period of twenty-four (24) months following the Closing, Purchaser shall have the right during regular business hours, on five (5) days’ written notice to Seller, and at Purchaser’s sole cost, to examine and review at Seller’s office, all books, records and files, if any, retained by Seller relating to the ownership and operation by Seller prior to the Closing of the Property. The provisions of this Section shall survive the Closing for a period of twenty-four (24) months year after the Closing Date.

12.10.    General Provisions.  No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to

PURCHASE AND SALE AGREEMENT	33
PACES PAVILION
ATLANTA, GEORGIA

demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by Seller and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed, interpreted and enforced under the laws of the State of Georgia. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

12.11.    Like-Kind Exchange.  Any of the parties hereto may desire, and each other party is willing to cooperate (subject to the limitations set forth below), to effectuate the sale of the Property by means of an exchange of “like-kind” property which will qualify as such under Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Each party expressly reserves the right to assign its rights, but not its obligations, hereunder to a qualified intermediary as provided in I.R.C. Reg. 1.1031(k)-1(g)(4) on or before the date of Closing. Upon written notice from any party (a “Requesting Party”) to the other, the party to whom such notice is given (the “Other Party”) agrees to cooperate with such Requesting Party to effect one or more like-kind exchanges with respect to the Property, provided that such cooperation shall be subject to the following conditions: (a) such exchange shall not delay the Closing and shall occur either simultaneously with the Closing or the purchase money proceeds payable to Seller shall be paid, upon Seller’s prior written direction to Purchaser, to a third party escrow agent or intermediary such that Purchaser shall not be required to participate in any subsequent closing, (b) the Other Party shall not be obligated to spend any sums or incur any expenses in excess of the sums and expenses which would have been spent or incurred by the Other Party if there had been no exchange, and (c) Purchaser shall not be obligated to acquire or accept title to any property other than the Property, and Seller shall not be obligated to acquire or accept title to any property. The Other Party makes no representation or warranty that the conveyance of any Property made pursuant to this Section 12.11 shall qualify for a like-kind exchange. Once Purchaser has paid the purchase money proceeds as directed by Seller (if Seller is the Requesting Party), or Seller has conveyed the Property as directed by Purchaser (if Purchaser is the Requesting Party), the Other Party shall have no further obligation hereunder with respect to such “like-kind” exchange. Each Requesting Party hereby indemnifies and holds the Other Party harmless from and against any costs, liabilities and expenses incurred or suffered by the Other Party in connection with the “like-kind” exchange or exchanges described herein with respect to the Property, which indemnity shall survive the Closing until the expiration of any applicable statute of limitations.

12.12.    Attorney’s Fees.  If Purchaser or Seller bring an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default

PURCHASE AND SALE AGREEMENT	34
PACES PAVILION
ATLANTA, GEORGIA

under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees actually incurred from the other.

12.13.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.

12.14.    Effective Agreement.  The submission of this Agreement for examination is not intended to nor shall constitute an offer to sell, or a reservation of, or option or proposal of any kind for the purchase of the Property. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart of this Agreement has been executed and delivered by each party hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

SELLER:

WELLS REAL ESTATE FUND I, a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia corporation, general partner

	By:	/s/ Douglas P. Williams
	Name:	Douglas P. Williams
	Title:	Senior Vice President

[Signatures continued on following page]

PURCHASE AND SALE AGREEMENT	35
PACES PAVILION
ATLANTA, GEORGIA

[Signatures continued from previous page]

PURCHASER:

SCOTT & ASSOCIATES, INC., a Georgia corporation

By:	/s/ Hugh H. Scott III
Name:	Hugh H. Scott III
Title:	Vice President and Secretary

PURCHASE AND SALE AGREEMENT	36
PACES PAVILION
ATLANTA, GEORGIA

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL PROPERTY

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 197 of the 17th District of Fulton County, Georgia, and being the “Convertible Space”, commonly known as Suites 100, 130, 229, 239, 250, 326, 328 and 329 of the Paces Pavillion Condominium, as per plat recorded in Condominium Plat Book 9, Page 86, Fulton County, Georgia records, and according to Declaration of Condominium of Paces Pavillion Condominium by HCA Realty, Inc. and Wells Real Estate Fund I, dated November 10, 1987, recorded in Deed Book 11187, Page 22, of the Office of the Clerk of the Superior Court of Fulton County, Georgia (hereinafter called the “Original Declaration”), as amended by that certain Amendment No. 1 to the Declaration of Condominium of Paces Pavillion Condominium filed for record March 24, 1988, recorded in Deed Book 11396, Page 74, aforesaid records, that certain Amendment No. 2 to the Declaration of Condominium of Paces Pavillion Condominium filed for record January 4, 1990, recorded in Deed Book 13077, Page 243, aforesaid records, that certain Amendment No. 3 to the Declaration of Condominium of Paces Pavillion Condominium dated March 9, 1990, filed for record March 12, 1990, recorded in Deed Book 13261, Page 278, aforesaid records, and that certain Amendment No. 4 to the Declaration of Condominium of Paces Pavillion Condominium dated October 2, 2002, filed for record October 9, 2002, recorded in Deed Book 33265, Page 142, aforesaid records.

PURCHASE AND SALE AGREEMENT	EXHIBIT “A”
PACES PAVILION	LEGAL DESCRIPTION OF LAND
ATLANTA, GEORGIA

EXHIBIT “B”

LIST OF PERSONAL PROPERTY

[TO BE PROVIDED BY SELLER PRIOR TO

EXPIRATION OF INSPECTION PERIOD]

PURCHASE AND SALE AGREEMENT	EXHIBIT “B”
PACES PAVILION	PERSONAL PROPERTY
ATLANTA, GEORGIA

EXHIBIT “C”

LIST OF COMMISSION AGREEMENTS

Office Lease Commission Agreement dated October 22, 2003, between Seller and Atlanta Leasing Associates

Office Lease Commission Agreement dated January 7, 2002, between Seller and Richard Bowers & Company

Office Lease Commission Agreement dated June 8, 2000, between Seller and Cauley Capital LLC

Commission Agreement dated October 11, 2001, between Seller and Carter & Associates, Inc.

PURCHASE AND SALE AGREEMENT	EXHIBIT “C”
PACES PAVILION	COMMISSION AGREEMENTS
ATLANTA, GEORGIA

EXHIBIT “D”

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”), made and entered into this          day of September, 2006, by and among SCOTT & ASSOCIATES, INC., a Georgia corporation (“Purchaser”), WELLS REAL ESTATE FUND I, a Georgia limited partnership (“Seller”), and CHICAGO TITLE INSURANCE COMPANY (“Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Purchaser and Seller have entered into that certain Purchase and Sale Agreement, dated as of                             , 2006 (the “Contract”) regarding the purchase and sale of certain improved real property consisting of that certain Unit designated and described as “Convertible Space” under the Condominium Declaration (as defined in the Contract), and commonly known as Suites 100, 130, 229, 230, 250, 326, 328 and 329 at Paces Pavilion, Atlanta, Fulton County, Georgia (the “Property”); and

WHEREAS, Paragraph 2.3 of the Contract provides for Purchaser’s payment to Escrow Agent, within three (3) business days following execution and delivery by Seller and Purchaser of the Contract, of One Hundred Thousand and No/100 Dollars ($100,000.00 U.S.) as the Initial Earnest Money (as defined in the Contract) to be held and applied by said Escrow Agent in accordance with this Agreement and the Contract; and

WHEREAS, the Contract provides for Purchaser’s payment to Escrow Agent, no later than the expiration of the Inspection Period (as defined in the Contract) of the additional sum of One Hundred Thousand and No/100 Dollars ($100,000.00 U.S.) as the Additional Earnest Money (as defined in the Contract) and for the possible payment to Escrow Agent of certain additional “Earnest Money” in connection with the extension of the Closing Date under the Contract; and

WHEREAS, the parties hereto desire to set forth the terms and conditions of Escrow Agent’s holding, investment and disbursement of the Escrow Funds (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the agreements set forth in the Contract and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Escrow Agent does hereby acknowledge receipt of a wire transfer, payable to the order of Escrow Agent, in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00 U.S.) as the Initial Earnest Money (as defined in the Contract). Said Initial Earnest Money, together with any additional earnest money actually deposited by Purchaser with Escrow Agent pursuant to the terms of the Contract, all interest and other income earned on the Initial Earnest Money, any such additional earnest money and interest thereon, is herein referred to as

PURCHASE AND SALE AGREEMENT	EXHIBIT “D”
PACES PAVILION	FORM OF ESCROW AGREEMENT
ATLANTA, GEORGIA

the “Escrow Funds”. Escrow Agent hereby agrees to hold, administer and disburse the Escrow Funds pursuant to this Agreement and the Contract. Escrow Agent shall invest the Escrow Funds in a Cash Investment Account at Wachovia Bank of Georgia, in Atlanta, Georgia. All interest or other income shall be earned for the account of Purchaser and shall be held, invested and disbursed as a part of the Escrow Funds hereunder. Purchaser’s Federal Identification Number is #58-1890431; and Seller’s Federal Identification Number is #58-1565512. Escrow Agent’s fee, if any, for services rendered hereunder shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Seller.

2.    At such time as Escrow Agent receives written notice from either Purchaser or Seller, or any of them, setting forth the identity of the party to whom such Escrow Funds (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of the Contract pursuant to which the disbursement of such Escrow Funds (or portions thereof) is being requested, Escrow Agent shall disburse such Escrow Funds pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller, as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of such Escrow Funds for a period of ten (10) days after receipt of such notice of disbursement and if Escrow Agent receives within said ten (10) day period either (A) a written notice from the party that submitted the request for disbursement which notice countermands the earlier notice of disbursement, or (B) a written notice from the other party that conflicts with the request for disbursement given by the party submitting such request, then Escrow Agent shall withhold such disbursement until Purchaser and Seller can agree upon a disbursement of such Escrow Funds. Purchaser and Seller hereby agree to send to the other, pursuant to Paragraph 6 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

3.    In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default, gross negligence, fraud or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

4.    Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between or among Purchaser and Seller sufficient in the sole discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Escrow Funds on or before December 15, 2006, Escrow Agent shall be entitled to tender the Escrow Funds into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as Escrow Agent shall

PURCHASE AND SALE AGREEMENT	2	EXHIBIT “D”
PACES PAVILION		FORM OF ESCROW AGREEMENT
ATLANTA, GEORGIA

determine to have jurisdiction thereof. The actual and reasonable costs and expenses (including actual and reasonable attorneys’ fees) incurred by Escrow Agent in connection with tendering the Escrow Funds to such court may be deducted from the Escrow Funds.

5.    Purchaser and Seller hereby jointly and severally agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and legal counsel fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof.

6.    Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand delivery, facsimile or other electronic transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	Scott & Associates, Inc.
1200 Lake Hearn Drive
Suite 275
Atlanta, Georgia 30342
Attention: M. Hugh Scott, Jr.
Facsimile: (404) 252-0600
Email: hughscott@scottre.com

with a copy to:	Schiff Hardin LLP
One Atlantic Center
Suite 2300
1201 West Peachtree Street
Atlanta, Georgia 30309
Attention: Alexander W. Suto
Facsimile: (404) 437-7100
Email: asuto@schiffhardin.com

SELLER:	Wells Real Estate Fund I
c/o Wells Real Estate Fund
6200 The Corners Parkway
Norcross, Georgia 30092
Attention: Mr. Parker Hudson
Telephone: (770) 243-4684
Facsimile: (770) 243-8540
Email: parker.hudson@wellsref.com

PURCHASE AND SALE AGREEMENT	3	EXHIBIT “D”
PACES PAVILION		FORM OF ESCROW AGREEMENT
ATLANTA, GEORGIA

with a copy to:	Troutman Sanders LLP
Suite 5200
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216
Attention: Mr. John W. Griffin
Telephone: (404) 885-3151
Facsimile: (404) 962-6577
Email: john.griffin@troutmansanders.com

ESCROW AGENT:	Chicago Title Insurance Company
4170 Ashford Dunwoody Road
Suite 460
Atlanta, Georgia 30319
Attention: Ms. Judy A. Stillings
Telephone: (404) 419-3224
Facsimile: (404) 303-6307
Email: judy.stillings@ctt.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or other electronic transmission shall be deemed effectively given or received on the first business day after the day of transmission of such notice and confirmation of such transmission.

7.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns. Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

8.    Time is of the essence of this Agreement.

9.    If proceedings shall be instituted before any court of competent jurisdiction for the resolution of any dispute arising under this Agreement between any parties hereto, then upon final resolution of such dispute, the prevailing party in such dispute shall be promptly paid by the non-prevailing party therein all of such prevailing party’s attorneys’ fees and expenses, court costs and costs of appeal actually incurred in connection with such proceeding.

10.    This Agreement is governed by and is to be construed under the laws of the State of Georgia and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

[Signatures begin on next page]

PURCHASE AND SALE AGREEMENT	4	EXHIBIT “D”
PACES PAVILION		FORM OF ESCROW AGREEMENT
ATLANTA, GEORGIA

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

SELLER:

WELLS REAL ESTATE FUND I, a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:

[Signatures continued on following page]

PURCHASE AND SALE AGREEMENT	5	EXHIBIT “D”
PACES PAVILION		FORM OF ESCROW AGREEMENT
ATLANTA, GEORGIA

[Signatures continued from previous page]

PURCHASER:

SCOTT & ASSOCIATES, INC., a Georgia corporation

By:
Name:
Title:

[Signatures continued on following page]

PURCHASE AND SALE AGREEMENT	6	EXHIBIT “D”
PACES PAVILION		FORM OF ESCROW AGREEMENT
ATLANTA, GEORGIA

[Signatures continued from previous page]

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

PURCHASE AND SALE AGREEMENT	7	EXHIBIT “D”
PACES PAVILION		FORM OF ESCROW AGREEMENT
ATLANTA, GEORGIA

EXHIBIT “E”

PROPERTY TAX APPEALS

Tax appeals with respect to the Real Property for tax years 2004 and 2005 have been resolved. The tax appeal with respect to tax year 2003 is still pending. Seller shall be entitled to any recovery of taxes resulting from the appeal of 2003 taxes and shall be responsible for any increase in 2003 taxes resulting from the appeal of 2003 taxes. An appeal of the assessment for tax year 2006 is pending.

PURCHASE AND SALE AGREEMENT	EXHIBIT “E”
PACES PAVILION	INTENTIONALLY OMITTED
ATLANTA, GEORGIA

EXHIBIT “F”

EXISTING SURVEY

As Built Survey for Wells Real Estate Fund I, dated November 26, 1985, prepared by Robert M. Kirkley, Georgia Registered Land Surveyor No. 1844.

PURCHASE AND SALE AGREEMENT	EXHIBIT “F”
PACES PAVILION	EXISTING SURVEY
ATLANTA, GEORGIA

EXHIBIT “G”

LIST OF LEASES

Lease Agreement dated October 11, 2001, between Seller and Peachtree Park Pediatric, LLP

Lease Agreement dated May 17, 2001, between Seller and Eye Consultants of Atlanta, P.C., as amended by First Amendment to Lease Agreement dated as of March 13, 2006

Lease Agreement dated December 1, 2003, between Seller and Center for Pain Management, Inc.

Lease Agreement dated December 31, 2001, between Seller and Nu/Hart Advantages, Inc.

Lease Agreement dated August 10, 2004, between Seller and Arthur J. Simon, M.D., LLC

Lease Agreement dated May 17, 2001, between Seller and Eye Consultants of Atlanta/Piedmont System Ambulatory Surgery Center LLC, as amended by First Amendment to Lease Agreement dated as of March 13, 2006

Lease Agreement dated June 7, 2000, between Seller and Aaron L. King, Jr., Leonard R. Sanderson, D.W. Heidecker, Jr. and Steven B. Sanderson, as amended by First Amendment to Lease dated November 14, 2000

PURCHASE AND SALE AGREEMENT	EXHIBIT “G”
PACES PAVILION	LIST OF LEASES
ATLANTA, GEORGIA

EXHIBIT “H”

TITLE EXCEPTIONS

1.	All taxes for the year 2006 and subsequent years.

2.

Indemnity Agreement from Albritton Interests, a Texas general partnership, Gary S. Arnold, Partner, to City of Atlanta, dated May 25, 1984, filed May 29, 1984, recorded in Deed Book 8993, Page 264, Fulton County, Georgia records.

3.	Easement from Albritton Interests to Georgia Power Company, dated April 24, 1985, recorded in Deed Book 9522, Page 250, aforesaid records.

4.

Declaration of Easements and Covenants by and between Wells Real Estate Fund I, a Georgia limited partnership, Hospital Corporation of America, a Tennessee corporation, and HCA Realty, Inc., a Tennessee corporation, dated as of December 27, 1985, filed December 27, 1985, recorded in Deed Book 9890, Page 205, aforesaid records.

5.	Restrictive Covenants among West Paces Ferry Hospital, Inc., Wells Real Estate Fund I, and HCA Realty, Inc., dated as of November 10, 1987, recorded in Deed Book 11187, Page 10, aforesaid records.

6.

Declaration of Condominium of Paces Pavillion Condominium dated November 10, 1987, recorded in Deed Book 11187, Page 22, aforesaid records, as amended by that certain Amendment No. 1 to the Declaration of Condominium of Paces Pavillion Condominium filed for record March 24, 1988, recorded in Deed Book 11396, Page 74, aforesaid records, that certain Amendment No. 2 to the Declaration of Condominium of Paces Pavillion Condominium filed for record January 4, 1990, recorded in Deed Book 13077, Page 243, aforesaid records, that certain Amendment No. 3 to the Declaration of Condominium of Paces Pavillion Condominium dated March 9, 1990, recorded in Deed Book 13261, Page 278, aforesaid records, and that certain Amendment No. 4 to the Declaration of Condominium of Paces Pavillion Condominium dated October 2, 2002, recorded in Deed Book 33265, Page 142, aforesaid records.

7.

Declaration of Mutual Easements for Pedestrian Bridges, Ingress and Egress among West Paces Ferry Hospital, Inc., Hospital Corporation of America, HCA Realty, Inc., Wells Real Estate Fund I, Paces Pavillion Condominium Association, Inc. and The Palisades at West Paces, Inc., dated as of May 7, 1991, recorded in Deed Book 14602, Page 248, aforesaid records.

8.

Agreement among West Paces Ferry Hospital, Inc., Hospital Corporation of America, HCA Realty, Inc., Wells Real Estate Fund I, Paces Pavillion Condominium Association, Inc. and The Palisades at West Paces, Inc., dated as of May 7, 1991.

9.	Right of Way Easement in favor of Southern Bell Telephone and Telegraph Company dated April 7, 1988, recorded in Deed Book 11498, Page 301, aforesaid records.

PURCHASE AND SALE AGREEMENT	EXHIBIT “H”
PACES PAVILION	TITLE EXCEPTIONS
ATLANTA, GEORGIA

10.	Easement in favor of Georgia Power Company dated April 24, 1985, recorded in Deed Book 9522, Page 250, aforesaid records.

11.	The matters shown on recorded plat filed November 19, 1987, in Condominium Plat Book 9, Page 86, aforesaid records.

12.	Rights of tenants in possession under the Leases identified in Exhibit “G” to this Agreement, as tenants only.

13.	All matters as would be disclosed by a current survey of the Property.

PURCHASE AND SALE AGREEMENT	2	EXHIBIT “H”
PACES PAVILION		TITLE EXCEPTIONS
ATLANTA, GEORGIA

EXHIBIT “I”

EXCEPTION SCHEDULE

PURCHASE AND SALE AGREEMENT	EXHIBIT “I”
PACES PAVILION	EXCEPTION SCHEDULE
ATLANTA, GEORGIA

EXHIBIT “J”

LIST OF SERVICE CONTRACTS

Contract between Wells Management Company, Inc., as manager for Wells Real Estate Fund I, and GMI Group, Inc. dated January 24, 2006, for janitorial services.

PURCHASE AND SALE AGREEMENT	EXHIBIT “J”
PACES PAVILION	LIST OF SERVICE CONTRACTS
ATLANTA, GEORGIA

EXHIBIT “K”

FORM OF TENANT ESTOPPEL CERTIFICATE

Scott & Associates, Inc.

Suite 275

1200 Lake Hearn Drive

Atlanta, Georgia 30342

Attn: M. Hugh Scott, Jr.

Wells Real Estate Fund I

6200 The Corners Parkway

Norcross, Georgia 30092

Attn:    Mr. F. Parker Hudson

             Managing Director, Dispositions

RE:	Lease:

Premises:
Commencement Date:
Expiration Date:
Current Monthly Base Rent:	$
Current Monthly Additional Rent:	$
Base Year or Expense Stop (if applicable):
Security Deposit:	$
Monthly Base Rent Paid Through:	, 2006
Monthly Additional Rent Paid Through:	, 2006

Ladies and Gentlemen:

We are the Tenant under the Lease described above. We give you this certificate to permit you and your successors or assigns and your lenders to rely on it as conclusive evidence of the matters stated below, in evaluating and completing the purchase by you or your assignee of the property known as “Convertible Space”, Paces Pavilion, Atlanta, Georgia, which includes the Premises. We certify to you and your successors and assigns, as follows:

1.

We are the Tenant at the Premises and are in sole possession of and are occupying the Premises. Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Premises, except as follows:                                                                                                                                                                                             .

PURCHASE AND SALE AGREEMENT	EXHIBIT “K”
PACES PAVILION	FORM OF TENANT ESTOPPEL CERTIFICATE
ATLANTA, GEORGIA

2.

The attached Lease is currently in full force and effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, or changed, whether in writing or orally, except as may be stated in the copy of the Lease attached.

3.

The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no options or rights and has not exercised any options or rights to renew, extend, amend, modify, or change the term of the Lease, except as may be stated in the copy of the Lease attached.

4.

The current monthly Base Rent under the Lease and the current monthly Additional Rent under the Lease are correctly stated above. Monthly Base Rent and monthly Additional Rent have been paid through the respective dates stated above. No rent has been prepaid for more than one month. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, except as may be stated in the copy of the Lease attached.

5.

To Tenant’s knowledge, any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease to have been performed by the Landlord have been completed in accordance with the Lease. There are no unfunded allowances payable to Tenant under the Lease[, except as follows:                                     ].

6.

To Tenant’s knowledge, Landlord has fully performed all of its obligations under the Lease and is not in default under any term or provision of the Lease. In addition, to Tenant’s knowledge, no circumstances exist under which Landlord may be deemed in default merely upon service of notice or passage of time.

7.

Tenant does not currently assert and, to Tenant’s knowledge, Tenant has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease.

8.

Tenant has not been granted and has not exercised any options or rights of expansion, or first refusal to lease concerning the Lease or the Premises, except as may be stated in the copy of the Lease attached. Tenant has not been granted any options or rights to purchase, or first refusal to purchase, concerning the Premises, except as may be stated in the copy of the Lease attached.

9.	The address for notices to Tenant under the Lease is correctly set forth in the Lease.

PURCHASE AND SALE AGREEMENT	2	EXHIBIT “K”
PACES PAVILION		FORM OF TENANT ESTOPPEL CERTIFICATE
ATLANTA, GEORGIA

10.	The person signing this letter on behalf of Tenant is duly authorized to execute and deliver this certificate for and on behalf of the Tenant.

This              day of                     , 2006.

Sincerely,

By:
Its:

PURCHASE AND SALE AGREEMENT	3	EXHIBIT “K”
PACES PAVILION		FORM OF TENANT ESTOPPEL CERTIFICATE
ATLANTA, GEORGIA

EXHIBIT “L”

FORM OF ASSOCIATION ESTOPPEL CERTIFICATE

Scott & Associates, Inc.

1200 Lake Hearn Drive

Suite 275

Atlanta, Georgia 30342

Attention: Mr. Hugh Scott, Jr.

Wells Real Estate Fund I

6200 The Corners Parkway

Norcross, Georgia 30092

Attention: Mr. F. Parker Hudson

Re:

Declaration of Condominium of Paces Pavillion Condominium dated November 10, 1987, recorded in Deed Book 11187, Page 22, Fulton County, Georgia records, as amended by that certain Amendment No. 1 to the Declaration of Condominium of Paces Pavillion Condominium filed for record March 24, 1988, recorded in Deed Book 11396, Page 74, aforesaid records, that certain Amendment No. 2 to the Declaration of Condominium of Paces Pavillion Condominium filed for record January 4, 1990, recorded in Deed Book 13077, Page 243, aforesaid records, that certain Amendment No. 3 to the Declaration of Condominium of Paces Pavillion Condominium dated March 9, 1990, recorded in Deed Book 13261, Page 278, aforesaid records, and that certain Amendment No. 4 to the Declaration of Condominium of Paces Pavillion Condominium dated October 2, 2002, recorded in Deed Book 33265, Page 142, aforesaid records (collectively, the “Condominium Declaration”)

Ladies and Gentlemen:

The undersigned is the duly elected and acting                      of Paces Pavillion Condominium Association, Inc., a Georgia non-profit corporation (the “Association”), and hereby certifies the statements set forth below to you and your assigns with the understanding that you are authorized to rely on the statements herein made in connection with the sale by Wells Real Estate Fund I (“Seller”) to Scott & Associates, Inc. and its assigns (collectively, “Purchaser”) of the Unit designated and described as “Convertible Space” under the Condominium Declaration. Accordingly, the undersigned hereby certifies to Seller, Purchaser and Purchaser’s lender as follows with respect to the Condominium Declaration:

1.     The Condominium Declaration is in full force and effect and has not been modified or amended except as set forth above.

PURCHASE AND SALE AGREEMENT	EXHIBIT “L”
PACES PAVILION	FORM OF ASSOCIATION ESTOPPEL CERTIFICATE
ATLANTA, GEORGIA

2.     Seller is not in default under the Condominium Declaration, and to the best knowledge and belief of the undersigned, no event has occurred or circumstance exists which, with the giving of notice or the passage of time, or both, would create or constitute an event of default by Seller under the Condominium Declaration.

3.     The Percentage Interest allocated to the Convertible Space under the Condominium Declaration is 28.49%.

4.     The total annual Assessment for calendar year 2006 for the Convertible Space under the Condominium Declaration is $154,612.80. Such annual Assessment is payable in monthly installments in the amount of $12,884.40, and all monthly installments of such annual Assessment payable by the owner of the Convertible Space have been paid through                     , 2006.

5.     No Special Assessments have been made by the Association which are due and payable by the owner of the Convertible Space under the Condominium Declaration, and except for annual Assessments, no other Common Expenses have been assessed by the Association against the Convertible Space under the Condominium Declaration.

6.     The sale to Purchaser of the Unit designated and described as “Convertible Space” under the Condominium Declaration does not require any approval or consent by the Association.

Capitalized terms used for this certificate but not defined herein shall have the meaning given to such terms in the Condominium Declaration.

The statements contained herein are made as of                     , 2006.

Sincerely yours.

PACES PAVILLION CONDOMINIUM
ASSOCIATION, INC.

By:___________________________________
Name:_________________________________
Title:__________________________________

PURCHASE AND SALE AGREEMENT	2	EXHIBIT “L”
PACES PAVILION		FORM OF ASSOCIATION ESTOPPEL CERTIFICATE
ATLANTA, GEORGIA

SCHEDULE 1

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is made and entered into as of the              day of                     , 2006, by and between WELLS REAL ESTATE FUND I, a Georgia limited partnership (“Assignor”), and                                                          , a                                          (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in Atlanta, Fulton County, Georgia, and more particularly described on Exhibit “A” attached hereto (the “Property”) ; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to certain leases affecting the Property, together with the security deposits and future leasing commission obligations associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s right, title, interest and obligations in respect of said leases, security deposits and leasing commission obligations;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.    Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of                     , 2006, between Assignor, as “Seller”, and Assignee, as “Purchaser” (the “Contract”), applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under (a) those certain leases set forth on Exhibit “B” attached hereto and by this reference made a part hereof affecting or relating to the Property or the improvements thereon (the “Leases”), together with all rents, issues and profits under the Leases, (b) all security deposits or other security held by or for the benefit of Assignor with respect to the Leases or the performance of the obligations of the tenants under the Leases; and (c) those certain leasing commission agreements more particularly described on Exhibit “C” attached hereto and made a part hereof (the “Commission Agreements”), subject to the matters more particularly described on Exhibit “D” attached hereto and made a part hereof.

PURCHASE AND SALE AGREEMENT	SCHEDULE 1
PACES PAVILION	FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA	ASSUMPTION OF LEASE

2.    Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Leases arising from and after the date hereof, including, without limitation, Assignor’s obligations to pay leasing commissions due and payable in respect of any renewal or expansion of the existing Leases, or any new lease with the tenant under the Leases, after the date hereof pursuant to the Commission Agreements, provided that any renewal or expansion of any existing Lease, or any new lease with a tenant under an existing Lease that was entered into after the Effective Date of the Contract (as defined therein) and prior to the date hereof was approved (or deemed approved) by Purchaser as and to the extent required in the Contract.

3.    This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

“ASSIGNEE”:

__________________________,
a______________________

By:________________________________________
Name:______________________________________
Title:_______________________________________

PURCHASE AND SALE AGREEMENT	2	SCHEDULE 1
PACES PAVILION		FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA		ASSUMPTION OF LEASE

“ASSIGNOR”:

WELLS REAL ESTATE FUND I, a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:

PURCHASE AND SALE AGREEMENT	3	SCHEDULE 1
PACES PAVILION		FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA		ASSUMPTION OF LEASE

EXHIBIT A

Legal Description

PURCHASE AND SALE AGREEMENT	SCHEDULE 1
PACES PAVILION	FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA	ASSUMPTION OF LEASE

EXHIBIT B

Leases

PURCHASE AND SALE AGREEMENT	SCHEDULE 1
PACES PAVILION	FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA	ASSUMPTION OF LEASE

EXHIBIT C

Lease Commission Agreements

PURCHASE AND SALE AGREEMENT	SCHEDULE 1
PACES PAVILION	FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA	ASSUMPTION OF LEASE

EXHIBIT D

Permitted Exceptions

PURCHASE AND SALE AGREEMENT	SCHEDULE 1
PACES PAVILION	FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA	ASSUMPTION OF LEASE

SCHEDULE 2

FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (“Assignment”) is made and entered into as of the              day of                     , 2006, by and between WELLS REAL ESTATE FUND I, a Georgia limited partnership (“Assignor”), and                                              , a                                          (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in Atlanta, Fulton County, Georgia, and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee, to the extent assignable, all of Assignor’s right, title and interest in and to certain service contracts related to the Property; and Assignee desires to assume Assignor’s obligations under said service contracts;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the Premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.    Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of                     , 2006, between Assignor, as “Seller”, and Assignee, as “purchaser” (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under those certain contracts set forth on Exhibit “B” attached hereto and by this reference made a part hereof (the “Service Contracts”), subject to the matters set forth on Exhibit “C” attached hereto and by this reference made a part hereof.

2.    Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Service Contracts arising from and after the date hereof.

3.    This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

PURCHASE AND SALE AGREEMENT	SCHEDULE 2
PACES PAVILION	FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA	ASSUMPTION OF SERVICE CONTRACTS

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

“ASSIGNEE”:

____________________________________,
a________________________

By:
Name:
Title:

PURCHASE AND SALE AGREEMENT	2	SCHEDULE 2
PACES PAVILION		FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA		ASSUMPTION OF SERVICE CONTRACTS

“ASSIGNOR”:

WELLS REAL ESTATE FUND I, a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:

PURCHASE AND SALE AGREEMENT	3	SCHEDULE 2
PACES PAVILION		FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA		ASSUMPTION OF SERVICE CONTRACTS

Exhibit A

Legal Description

PURCHASE AND SALE AGREEMENT	SCHEDULE 2
PACES PAVILION	FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA	ASSUMPTION OF SERVICE CONTRACTS

Exhibit B

Assigned Contracts

PURCHASE AND SALE AGREEMENT	SCHEDULE 2
PACES PAVILION	FORM OF ASSIGNMENT AND
ATLANTA, GEORGIA	ASSUMPTION OF SERVICE CONTRACTS

SCHEDULE 3

FORM OF BILL OF SALE TO PERSONAL PROPERTY

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into as of the              day of                     , 2006, by WELLS REAL ESTATE FUND I, a Georgia limited partnership (“Seller”), for the benefit of                                                                  , a                         (“Purchaser”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Seller has conveyed to Purchaser certain improved real property described on Exhibit “A-1” attached hereto and commonly known as Suites 100, 130, 229, 230, 250, 326, 328 and 329 at Paces Pavilion, Atlanta, Fulton County, Georgia, (hereinafter referred to as the “Property”); and

WHEREAS, in connection with said conveyance, Seller desires to transfer and convey to Purchaser all of Seller’s right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller and Purchaser, it is hereby agreed as follows:

1.     All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of                     , 2006, between Seller and Purchaser (the “Sales Contract”).

2.     Seller hereby unconditionally and absolutely transfers, conveys and sets over to Purchaser, without warranty or representation of any kind, express or implied, all right, title and interest of Seller in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property, machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Property, including, without limitation, all of Seller’s right, title and interest in and to those items of tangible personal property set forth on Exhibit “B” attached hereto and all non-confidential books, records and files (excluding any appraisals, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other similar information in the possession or control of Seller which Seller reasonably deems confidential or proprietary)

PURCHASE AND SALE AGREEMENT	SCHEDULE 3
PACES PAVILION	FORM OF BILL OF SALE
ATLANTA, GEORGIA	TO PERSONAL PROPERTY

relating to the Property (the “Personal Property”). The Personal Property does not include any property owned by tenants, contractors or licensees.

3.     The Personal Property is hereby transferred and conveyed subject to those certain matters more particularly described on Exhibit “C” attached hereto and made a part hereof.

4.     This Bill of Sale shall inure to the benefit of Purchaser, and be binding upon Seller, and their respective legal representatives, transfers, successors and assigns.

[Remainder of Page Intentionally Left Blank]

PURCHASE AND SALE AGREEMENT	2	SCHEDULE 3
PACES PAVILION		FORM OF BILL OF SALE
ATLANTA, GEORGIA		TO PERSONAL PROPERTY

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed under seal as of this day and year first above written.

“SELLER”:

WELLS REAL ESTATE FUND I, a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia
corporation, general partner
By:__________________________________
Name:________________________________
Title:_________________________________

PURCHASE AND SALE AGREEMENT	3	SCHEDULE 3
PACES PAVILION		FORM OF BILL OF SALE
ATLANTA, GEORGIA		TO PERSONAL PROPERTY

Exhibit “A”

Legal Description

PURCHASE AND SALE AGREEMENT	SCHEDULE 3
PACES PAVILION	FORM OF BILL OF SALE
ATLANTA, GEORGIA	TO PERSONAL PROPERTY

Exhibit “B”

List of Personal Property

PURCHASE AND SALE AGREEMENT	SCHEDULE 3
PACES PAVILION	FORM OF BILL OF SALE
ATLANTA, GEORGIA	TO PERSONAL PROPERTY

SCHEDULE 4

FORM OF GENERAL ASSIGNMENT OF

SELLER’S INTEREST IN INTANGIBLE PROPERTY

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into as of the              day of                     , 2006, by WELLS REAL ESTATE FUND I, a Georgia limited partnership (“Assignor”) to                                                      , a                          (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in Atlanta, Fulton County, Georgia, and more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest (if any) in and to all assignable trade names, entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property, subject to the matters set forth on Exhibit “B” attached hereto and made a part hereof;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.    Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of                     , 2006, between Assignor, as seller, and Assignee as purchaser (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest (if any) in and to all intangible property, if any, owned by Assignor related to the real property and improvements constituting the Property (excluding any computer software which either is licensed to Assignor or Assignor deems proprietary), including, without limitation, Assignor’s rights and interests in and to the following (i) all assignable plans and specifications and other architectural and engineering drawings for the Real Property (as defined in the Contract); (ii) all assignable warranties or guaranties given or made in respect of the Real Property or Personal Property (as defined in the Contract); and (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Real Property.

2.    This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

PURCHASE AND SALE AGREEMENT	SCHEDULE 4
PACES PAVILION	FORM OF GENERAL ASSIGNMENT OF
ATLANTA, GEORGIA	SELLER’S INTEREST IN INTANGIBLE PROPERTY

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

“ASSIGNOR”:

WELLS REAL ESTATE FUND I, a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:

PURCHASE AND SALE AGREEMENT	2	SCHEDULE 4
PACES PAVILION		FORM OF GENERAL ASSIGNMENT OF
ATLANTA, GEORGIA		SELLER’S INTEREST IN INTANGIBLE PROPERTY

Exhibit “A”

Legal Description

PURCHASE AND SALE AGREEMENT	SCHEDULE 4
PACES PAVILION	FORM OF GENERAL ASSIGNMENT OF
ATLANTA, GEORGIA	SELLER’S INTEREST IN INTANGIBLE PROPERTY

SCHEDULE 5

FORM OF SELLER’S AFFIDAVIT

(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

SELLER’S AFFIDAVIT

STATE OF GEORGIA

COUNTY OF

Personally appeared before me, the undersigned deponent                     , who being duly sworn, deposes and says on oath the following to the best of his knowledge and belief:

1.    That the undersigned is the                              of Wells Capital, Inc., the general partner of Wells Real Estate Fund I (hereinafter referred to as “Owner”) and as such officer of such general partner of the Owner, the undersigned has personal knowledge of the facts sworn to in this Affidavit.

2.    That Owner is the owner of certain real property located in Fulton County, Georgia, being described on EXHIBIT A, attached hereto and made a part hereof (hereinafter referred to as the “Property”), subject to those matters set forth on EXHIBIT B, attached hereto and made a part hereof.

3.    That Owner is in possession of the Property, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Property, except as set forth on EXHIBIT B hereto.

4.    That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Property except for any matters set forth on EXHIBIT B hereto.

5.    That except as may be set forth on EXHIBIT B hereto, there are no unpaid or unsatisfied security deeds, mortgages, deeds of trust, claims of lien, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Property or any part thereof.

6.    That, except as may be set forth on EXHIBIT C attached hereto and made a part hereof, no improvements or repairs have been made upon the Property at the instance of Owner within the ninety-five (95) days immediately preceding the date hereof for which the cost has not been paid; and, except as may be set forth on EXHIBIT C hereto, there are no outstanding bills for labor or materials used in making improvements or repairs on the Property at the instance of

PURCHASE AND SALE AGREEMENT	SCHEDULE 5
PACES PAVILION	FORM OF SELLER’S AFFIDAVIT
ATLANTA, GEORGIA	(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

Owner or for services of architects, surveyors, or engineers incurred in connection therewith at the instance of Owner.

7.    That except as provided in the following sentence, no broker’s services have been engaged by Owner with regard to the management, sale, purchase, lease, option or other conveyance of any interest in the Property by Owner and that no notices of lien for any such services have been received by Owner. Owner has engaged Colliers Cauble & Co. as Owner’s agent in connection with the sale of the Property to                                 , and Owner has engaged Wells Management Company, Inc. as Owner’s manager and leasing agent in connection with the Property.

8.    That to Owner’s knowledge there are no boundary disputes affecting the Property.

9.    The lease evidenced by the Memorandum of Lease recorded in Deed Book 9890, page 245, Fulton County, Georgia records has expired or been terminated and the tenant under such lease has vacated the Property.

10.    The lease evidenced by the Memorandum of Lease recorded in Deed Book 9890, page 250, Fulton County, Georgia records has expired or been terminated and the tenant under such lease has vacated the Property.

11.    That this Affidavit is made to induce Chicago Title Insurance Company to insure title to the Property, without exception other than as set forth on EXHIBIT B hereto, relying on information in this document.

Sworn to and subscribed before me,

this              day of                     , 2006.

(SEAL)
Name:
Title:
Notary Public

My Commission Expires:

(NOTARIAL SEAL)

PURCHASE AND SALE AGREEMENT	2	SCHEDULE 5
PACES PAVILION		FORM OF SELLER’S AFFIDAVIT
ATLANTA, GEORGIA		(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

EXHIBIT A

Legal Description

PURCHASE AND SALE AGREEMENT	SCHEDULE 5
PACES PAVILION	FORM OF SELLER’S AFFIDAVIT
ATLANTA, GEORGIA	(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

EXHIBIT B

Existing Encumbrances

PURCHASE AND SALE AGREEMENT	SCHEDULE 5
PACES PAVILION	FORM OF SELLER’S AFFIDAVIT
ATLANTA, GEORGIA	(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

EXHIBIT C

List of any Contractors, Materialmen or Suppliers Not Yet Paid in Full

PURCHASE AND SALE AGREEMENT	SCHEDULE 5
PACES PAVILION	FORM OF SELLER’S AFFIDAVIT
ATLANTA, GEORGIA	(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

SCHEDULE 6

FORM OF SELLER’S CERTIFICATE

(AS TO SELLER’S REPRESENTATIONS AND WARRANTIES)

SELLER’S CERTIFICATE AS TO REPRESENTATIONS

THIS SELLER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by WELLS REAL ESTATE FUND I, a Georgia limited partnership (“Seller”), this          day of                     , 2006, for the benefit of                                 , a                          (“Purchaser”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of                     , 2006, among Seller and Purchaser (the “Contract”), for the purchase and sale of the property described on EXHIBIT “A” attached hereto and made a part hereof (the “Property”), Seller certifies that except as may be set forth to the contrary in EXHIBIT “B” attached hereto and made a part hereof, all of the representations and warranties of Seller contained in Section 4.1 of the Contract remain true and correct in all material respects as of the date hereof.

The representations and warranties contained herein and in Section 4.1 of the Contract shall survive for the period specified in Section 11.4 of the Contract, and upon the expiration of the applicable survival period, such representations and warranties of Seller shall be of no further force or effect except that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of the survival period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within one hundred twenty (120) days after the giving of such notice.

Remainder of Page Intentionally Left Blank

PURCHASE AND SALE AGREEMENT	SCHEDULE 6
PACES PAVILION	FORM OF SELLER’S CERTIFICATE
ATLANTA, GEORGIA	(AS TO SELLER’S REPRSENTATIONS AND WARRANTIES)

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representatives as of the day and year first above written.

“ASSIGNOR”:

WELLS REAL ESTATE FUND I, a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia corporation, general partner

By:
Name:
Title:

PURCHASE AND SALE AGREEMENT	2	SCHEDULE 6
PACES PAVILION		FORM OF SELLER’S CERTIFICATE
ATLANTA, GEORGIA		(AS TO SELLER’S REPRSENTATIONS AND WARRANTIES)

EXHIBIT “A”

LEGAL DESCRIPTION

PURCHASE AND SALE AGREEMENT	SCHEDULE 6
PACES PAVILION	FORM OF SELLER’S CERTIFICATE
ATLANTA, GEORGIA	(AS TO SELLER’S REPRSENTATIONS AND WARRANTIES)

EXHIBIT “B”

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

PURCHASE AND SALE AGREEMENT	SCHEDULE 6
PACES PAVILION	FORM OF SELLER’S CERTIFICATE
ATLANTA, GEORGIA	(AS TO SELLER’S REPRSENTATIONS AND WARRANTIES)

SCHEDULE 7

FORM OF SELLER’S FIRPTA AFFIDAVIT

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by WELLS REAL ESTATE FUND I, a Georgia limited partnership (the “Seller”), Seller hereby certifies as follows:

1.    Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.    Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.    Seller’s U.S. employer identification number is 58-1565512; and

4.    Seller’s office address is 6200 The Corners Parkway, Norcross, Georgia 30092.

The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

This Certificate is made with the knowledge that                                         , a                                    , will rely upon this Certificate in purchasing that certain real property from Seller more particularly described on Exhibit A attached hereto.

Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Date: , 2006		(Seal)
By:

THIS CERTIFICATION MUST BE RETAINED UNTIL THE END OF THE FIFTH TAXABLE YEAR FOLLOWING THE TAXABLE YEAR IN WHICH THE TRANSFER TAKES PLACE.

PURCHASE AND SALE AGREEMENT	SCHEDULE 7
PACES PAVILION	FORM OF SELLER’S FIRPTA AFFIDAVIT
ATLANTA, GEORGIA

SCHEDULE 8

FORM OF PURCHASER’S CERTIFICATE

(AS TO PURCHASER’S REPRESENTATIONS AND WARRANTIES)

PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS

THIS PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by                             , a                          (“Purchaser”), this      day of                     , 2006, for the benefit of WELLS REAL ESTATE FUND I, a Georgia limited partnership (“Seller”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of                     , 2006, among Wells Real Estate Fund I, Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property more particularly described on EXHIBIT “A” attached hereto, Purchaser certifies that except as may be set forth to the contrary in EXHIBIT “B” attached hereto and made a part hereof, all of the representations and warranties of Purchaser contained in Section 4.4 of the Contract remain true and correct in all material respects as of the date hereof.

The representations and warranties contained herein and in Section 4.4 of the Contract shall survive for the period specified in Section 11.4 of the Contract, and upon the expiration of the applicable survival period, such representations and warranties of Purchaser shall be of no further force or effect except that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of the survival period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Purchaser with respect thereto within one hundred twenty (120) days after the giving of such notice.

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

“PURCHASER”:

_____________________________________________,
a_____________________________________

By:
Name:
Title:

PURCHASE AND SALE AGREEMENT	SCHEDULE 8
PACES PAVILION	FORM OF PURCHASER’S CERTIFICATE
ATLANTA, GEORGIA	(AS TO PURCHASER’S REPRSENTATIONS AND WARRANTIES)

EXHIBIT “A”

LEGAL DESCRIPTION

PURCHASE AND SALE AGREEMENT	SCHEDULE 8
PACES PAVILION	FORM OF PURCHASER’S CERTIFICATE
ATLANTA, GEORGIA	(AS TO PURCHASER’S REPRSENTATIONS AND WARRANTIES)

EXHIBIT “B”

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

PURCHASE AND SALE AGREEMENT	SCHEDULE 8
PACES PAVILION	FORM OF PURCHASER’S CERTIFICATE
ATLANTA, GEORGIA	(AS TO PURCHASER’S REPRSENTATIONS AND WARRANTIES)

SCHEDULE 9

FORM OF AFFIDAVIT OF TRANSFEROR’S RESIDENCE

AFFIDAVIT OF TRANSFEROR’S RESIDENCE

Wells Real Estate Fund I	58-1565512
Transferor’s Name	Transferor’s Identification Number (SSN or FEI)

600 The Corners Parkway, Norcross, Georgia 30092
Street Address

INSTRUCTIONS

This form is provided to be executed by the Transferor and furnished to the Buyer to establish Georgia residency, such that withholding from the proceeds of the sale of property are not subject to the withholding laws of this State. (See O.C.G.A. §48-7-128.)

Transferors are not subject to withholding from the proceeds of sale if either they reside in Georgia, or they are deemed to be a Georgia resident by virtue of the fact that they have filed Georgia tax returns in the preceding two years, do business or own property in Georgia, intend to file a Georgia Tax return for the current year, and if a corporation or limited partnership, are registered to do business in this State.

Transferee is not required to withhold if this affidavit (or one in substantially the same form) is submitted to the Department in lieu of a withholding tax return.

The Transferor is to execute this affidavit by placing an initial in the blanket preceding statements which apply.

Transferor is exempt from withholding on the sale of property because:

X	Transferor is a resident of Georgia.

Transferor is not a resident of Georgia, but is deemed a resident for purposes of withholding by virtue of the following:

Transferor is a nonresident who has filed Georgia tax returns for the preceding two years; and

Transferor is an established business in Georgia and will continue substantially the same business in Georgia after the sale OR the Transferor has real property in the State at the time of closing of equal or greater value than the withholding tax liability as measured by the 100% property tax assessment of such remaining property; and

Transferor will report the sale on a Georgia Income Tax return for the current year and file by its due date; and

If Transferor is a corporation or limited partnership, Transferor is registered to do business in Georgia.

PURCHASE AND SALE AGREEMENT	SCHEDULE 9
PACES PAVILION	FORM OF AFFIDAVIT OF TRANSFEROR’S RESIDENCE
ATLANTA, GEORGIA

Under penalty or perjury, I swear that the above information is, to the best of my knowledge and belief, true, correct, and complete.

WELLS REAL ESTATE FUND I,
a Georgia limited partnership
Date
By:	Wells Capital, Inc., a Georgia
corporation, general partner

By:
Name:
Title:
Sworn to and subscribed before me this day of , 2006

Notary Public

My Commission Expires

PURCHASE AND SALE AGREEMENT	2	SCHEDULE 9
PACES PAVILION		FORM OF AFFIDAVIT OF TRANSFEROR’S RESIDENCE
ATLANTA, GEORGIA